                                                                    Exhibit 99.1


================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               CORVIS CORPORATION,

                        CORVIS ACQUISITION COMPANY, INC.,

                                       AND

                              DORSAL NETWORKS, INC.


                          Dated as of January 29, 2002



================================================================================

                                Table of Contents
                                -----------------

                                                                                     Page
                                                                                     ----
ARTICLE I      THE MERGER ..........................................................     1

     1.1       The Merger ..........................................................     1
     1.2       Effective Time ......................................................     2
     1.3       Effect of the Merger ................................................     2
     1.4       Certificate of Incorporation and Bylaws of the Surviving
               Corporation .........................................................     2
     1.5       Directors and Officers ..............................................     2
     1.6       Conversion of Company Common Stock, Preferred Stock, Etc ............     2
     1.7       Cancellation of Treasury Shares .....................................     3
     1.8       Stock Options; Restricted Stock. ....................................     3
     1.9       Capital Stock of Corvis Sub .........................................     5
     1.10      Adjustments to Number of Merger Shares ..............................     5
     1.11      Fractional Shares ...................................................     5
     1.12      Adjustments for Reductions, Increases in Cash. ......................     5
     1.13      Forfeiture of Stock Options Prior to Merger. ........................     6
     1.14      Surrender of Certificates. ..........................................     7
     1.15      Escrow Deposit ......................................................     8
     1.16      Further Ownership Rights in Shares of Company Capital Stock .........     8
     1.17      Closing .............................................................     8
     1.18      Lost, Stolen or Destroyed Certificates ..............................     9
     1.19      Tax Consequences ....................................................     9
     1.20      Dissenter's Rights ..................................................     9

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE COMPANY .......................     9

     2.1       Organization and Qualification. .....................................     9
     2.2       Capitalization. .....................................................    10
     2.3       Authority; Enforceability ...........................................    11
     2.4       Required Vote .......................................................    11
     2.5       No Conflict; Required Filings and Consents. .........................    12
     2.6       Material Agreements. ................................................    12
     2.7       Compliance. .........................................................    13
     2.8       Absence of Certain Changes or Events. ...............................    13
     2.9       Absence of Litigation ...............................................    15
     2.10      Employee Benefit Plans ..............................................    15
     2.11      Employment and Labor Matters. .......................................    16
     2.12      Registration Statement; Proxy Statement/Prospectus ..................    17
     2.13      Absence of Restrictions on Business Activities ......................    17
     2.14      Title to Assets; Leases. ............................................    17
     2.15      Condition of Properties .............................................    18
     2.16      Taxes ...............................................................    18
     2.17      Environmental Matters ...............................................    19
     2.18      Intellectual Property. ..............................................    20
     2.19      Insurance ...........................................................    22

                                Table of Contents
                                -----------------
                                  (continued)

                                                                                     Page
                                                                                     ----
     2.20      Affiliates .........................................................     23
     2.21      Brokers ............................................................     23
     2.22      Certain Business Practices .........................................     23
     2.23      Interested Party Transactions. .....................................     23
     2.24      Financial Statements ...............................................     24
     2.25      No Undisclosed Liabilities .........................................     24
     2.26      Employment .........................................................     24
     2.27      Required Stockholder Consents ......................................     24

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF CORVIS AND CORVIS SUB ............     25

     3.1       Organization and Qualification .....................................     25
     3.2       Capitalization. ....................................................     25
     3.3       Authority; Enforceability ..........................................     25
     3.4       No Conflict; Required Filings and Consents. ........................     26
     3.5       SEC Filings; Financial Statements. .................................     26
     3.6       Registration Statement; Proxy Statement/Prospectus .................     27
     3.7       Affiliates; Tax Matters ............................................     27
     3.8       Compliance .........................................................     27
     3.9       Absence of Litigation ..............................................     28
     3.10      Absence of Restrictions on Business Activities .....................     28
     3.11      Intellectual Property Claims .......................................     28
     3.12      Certain Business Practices .........................................     28
     3.13      Required Vote ......................................................     28

ARTICLE IV     CONDUCT OF BUSINESS PENDING THE MERGER .............................     29

     4.1       Conduct of Business by the Company Pending the Merger ..............     29
     4.2       No Solicitation of Other Proposals. ................................     31

ARTICLE V      ADDITIONAL AGREEMENTS ..............................................     31

     5.1       Proxy Statement/Prospectus; Registration Statement. ................     31
     5.2       Meeting of Company Stockholders. ...................................     32
     5.3       Meeting of Corvis Stockholders .....................................     32
     5.4       Access to Information; Confidentiality. ............................     32
     5.5       Reasonable Best Efforts; Further Assurances. .......................     33
     5.6       Employee Benefits. .................................................     33
     5.7       Notification of Certain Matters. ...................................     34
     5.8       Listing on NASDAQ ..................................................     34
     5.9       Public Announcements ...............................................     34
     5.10      Employment and Non-Competition Agreements ..........................     34
     5.11      Amendment of Bannantine and Borkey Employment Agreements ...........     34
     5.12      Consent and Proxy of Certain Corvis Stockholders ...................     34
     5.13      Termination of Certain Company Employees ...........................     35
     5.14      Proposals and Contracts ............................................     35

                                Table of Contents
                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----
   5.15   Other Actions ....................................................  35

ARTICLE VI CONDITIONS OF MERGER ............................................  35
   6.1    Conditions to Obligation of Each Party to Effect the Merger ......  35
   6.2    Additional Conditions to Obligations of Corvis and Corvis Sub ....  36
   6.3    Additional Conditions to Obligations of the Company ..............  37

ARTICLE VII INDEMNIFICATION ................................................  38
   7.1    Definitions ......................................................  38
   7.2    Indemnification by Company Indemnifying Persons Generally ........  39
   7.3    Indemnification by Corvis Indemnifying Persons Generally .........  40
   7.4    Assertion of Claims ..............................................  40
   7.5    Notice and Defense of Third Party Claims .........................  41
   7.6    Survival of Representations and Warranties .......................  41
   7.7    Related Agreements ...............................................  42
   7.8    Stockholders' Committee ..........................................  42

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER .............................  42
   8.1    Termination ......................................................  42
   8.2    Effect of Termination ............................................  43
   8.3    Investment in the Company ........................................  43
   8.4    Fees, Expenses and Additional Investment .........................  45
   8.5    Amendment ........................................................  45
   8.6    Waiver ...........................................................  45

ARTICLE IX GENERAL PROVISIONS ..............................................  45
   9.1    No Waiver of Representations and Warranties ......................  45
   9.2    Notices ..........................................................  45
   9.3    Disclosure Schedules .............................................  47
   9.4    Certain Definitions ..............................................  47
   9.5    Severability .....................................................  51
   9.6    Entire Agreement .................................................  51
   9.7    Assignment .......................................................  51
   9.8    Parties in Interest ..............................................  51
   9.9    Failure or Indulgence Not Waiver; Remedies Cumulative ............  51
   9.10   Governing Law; Enforcement .......................................  52
   9.11   Counterparts .....................................................  52

                                TABLE OF CONTENTS

List of Exhibits
----------------

EXHIBIT A -    Form of General Indemnity Escrow Agreement
EXHIBIT B -    Stockholders Agreement
EXHIBIT C -    Certificate of Merger
EXHIBIT D -    Certificate of Incorporation of Surviving Corporation
EXHIBIT E -    Form Restricted Stock Purchase Agreement
EXHIBIT F -    Form of Stock Option Agreement
EXHIBIT G -    Company Business Plan
EXHIBIT H -    Financial Statements
EXHIBIT I -    List of Company Employees
EXHIBIT J      Litigation
EXHIBIT K      List of Employees Entering Into Employment and Non-Competition
               Agreements
EXHIBIT L      Form of Generic Employment Agreement
EXHIBIT M1     Amendment Agreement for James M. Bannantine
EXHIBIT M2     Amendment Agreement for Todd Borkey
EXHIBIT N      Form of Proxy
EXHIBIT O      Form of Tax Opinion
EXHIBIT P      Form of Company Affiliate Agreement
EXHIBIT Q      Form of Warrant

List of Schedules
-----------------

Schedule I     List of Company Preferred Stockholder
Schedule II List of Holders of Options and Restricted and Common Stock of the Company
Schedule III   Applicable Closing Date and Required Cash Balance

          AGREEMENT AND PLAN OF MERGER, dated as of January 29, 2002 (this "Agreement") by and among CORVIS CORPORATION, a Delaware corporation ("Corvis"), CORVIS ACQUISITION COMPANY, INC., a Delaware corporation and a wholly owned subsidiary of Corvis ("Corvis Sub"), and DORSAL NETWORKS, INC., a Delaware corporation (the "Company").

                                 R E C I T A L S
                                 ---------------

          WHEREAS, the Boards of Directors (or authorized committee thereof) of Corvis, Corvis Sub and the Company have each approved, and declared it to be advisable and in the best interests of their respective stockholders, for Corvis to acquire the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such acquisition, the Boards of Directors (or authorized committee thereof) of Corvis, Corvis Sub and the Company have each approved and declared advisable this Agreement and the merger (the "Merger") of Corvis Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and subject to the conditions set forth herein, which Merger will result in the Company becoming a wholly-owned subsidiary of Corvis;

          WHEREAS, as a condition to the willingness of, and an inducement to, Corvis and Corvis Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, each of the stockholders identified on
Schedule I hereto (except for George Stamas) (herein referred to as the
----------
"Principal Stockholders") are entering into an Indemnity Agreement and a Stockholders Agreement, each dated the date hereof in the forms of Exhibit A and
                                                                   ---------
Exhibit B attached hereto respectively, providing for certain actions relating
---------
to the transactions contemplated by this Agreement;

          WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Corvis, Corvis Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement, and in accordance with the DGCL, Corvis Sub shall be merged with and into the Company. From and after the Effective Time, the separate corporate existence of Corvis Sub shall cease and the Company, as the surviving corporation in the Merger, shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of Corvis. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2   Effective Time. As promptly as practicable after the satisfaction or,
           --------------
to the extent permitted hereunder, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in substantially the form of Exhibit C attached hereto
                                                       ---------
and executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Corvis and the Company, being the "Effective Time").

     1.3   Effect of the Merger. At the Effective Time, the effect of the Merger
           --------------------
shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Corvis Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Corvis Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4   Certificate of Incorporation and Bylaws of the Surviving Corporation.
           --------------------------------------------------------------------
At the Effective Time and without further action on the part of the parties hereto, (i) the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit D attached hereto and
                                                   ---------
(ii) the Bylaws of Corvis Sub shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5   Directors and Officers. The directors and officers of Corvis Sub
           ----------------------
immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.6   Conversion of Company Common Stock, Preferred Stock, Etc. At the
           --------------------------------------------------------
Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, the following shall occur:

     (a) Subject to the provisions of this Article I, all of the shares of Company's Common Stock, par value $.0001 (the "Company Common Stock"), Series A Convertible Preferred Stock, par value $.0001 ("Series A Preferred Stock"), and Series B Convertible Preferred Stock, par value $.0001 ("Series B Preferred Stock") (collectively, the "Company Capital Stock") issued to those stockholders of the Company listed on Schedule I (the "Company Preferred Stockholders") and
                         ----------
outstanding immediately prior to the Effective Time, shall be converted automatically into the right to receive in the aggregate forty million (40,000,000) shares of fully paid and nonassessable shares of common stock, par value $.01 per share, of Corvis ("Corvis Common Stock"), subject to the adjustment of that number as provided in Sections 1.10, 1.12 and 1.13(a) below. Those shares of Corvis Common Stock shall be allocated among the Company Preferred Stockholders in accordance with Section 1.6(c) below. The holders of Company Options, Company Restricted Stock (as defined in Section 1.8 below) and unrestricted Company Common Stock identified on Schedule II hereto shall
                                                -----------
receive, in the aggregate Six Million (6,000,000) Corvis Stock Options and shares of Corvis Common Stock, subject to the adjustment of that number as provided in Sections 1.12 and 1.13(b) below. The shares of Corvis Common Stock issued in exchange for Company Restricted Stock shall be subject to the terms of the Restricted Stock Agreement in the form of Exhibit E
                                                                      ---------
hereto and as more fully described in Section 1.8 hereof (the "Restricted
Stock").

     (b) The shares of Corvis Common Stock issuable under this Agreement upon the Effective Time are herein sometimes referred to as the "Merger Shares." As of the Effective Time, all shares of Company Capital Stock shall no longer be outstanding and shall automatically be redeemed and canceled and shall cease to exist, and each holder of a certificate representing any such share of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive the applicable portion of the Merger Shares and any cash to be paid in lieu of a fractional share of Corvis Common Stock upon surrender of such certificate in accordance with Section 1.14(b) hereof (collectively, the "Merger Consideration"), without interest.

     (c) The parties acknowledge that the Company will elect to adopt a plan of recapitalization (the "Recapitalization"), pursuant to which, among other things, the outstanding shares of Company's Series A Preferred Stock and Series B Preferred Stock (the "Company Preferred Stock") shall generally be converted into the right to receive Forty Million (40,000,000) shares of Corvis Common Stock pursuant to this Agreement, subject to adjustment as provided in this Agreement. The Recapitalization shall be effected by the Company by filing an amendment to its Certificate of Incorporation as promptly as practicable following the approval thereof by the Company Stockholders but in no event more than five (5) days prior to the date of the meeting of Corvis stockholders called to approve the issuance of shares of Corvis Common Stock to the stockholders of the Company in the Merger. The Company shall notify Corvis in writing of the allocation of such shares of Corvis Common Stock among the Company Preferred Stockholders pursuant to such Recapitalization not later than as of the date the Recapitalization is effected. The allocation required under the Recapitalization shall not be made in such a manner as to cause adverse tax consequence to the holders of Corvis Options or Corvis Restricted Stock issued pursuant to this Agreement. In the event the Company fails or refuses to effect the Recapitalization and provide the notice of the allocation of the applicable portion of Merger Consideration among the Company Preferred Stockholders in accordance with the foregoing requirements, Corvis shall have the right, as of the Closing Date, if all other Conditions to Closing the Merger are met, to transfer any unallocated Merger Shares into an escrow account with a reputable financial services provider of its choosing for the benefit of all of the Company Preferred Stockholders and the Company Preferred Stockholders shall thereafter have the sole authority to direct the escrow agent as to the allocation of those shares among them in a manner that preserves the tax-free treatment of the Merger.

     1.7   Cancellation of Treasury Shares. Each share of Company Capital Stock
           -------------------------------
held in the treasury of the Company and each share of Company Capital Stock owned by Corvis, immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof as of the Effective Time.

     1.8   Stock Options; Restricted Stock.
           -------------------------------

     (a) At the Effective Time, each outstanding and unexercised option to purchase shares of Company Common Stock ("Company Options") under the Company's 2000 Equity Compensation Plan (the "Company Option Plan"), by virtue of the Merger and without any action on the part of the parties hereto or the holders thereof, shall be exchanged for and replaced with an option (the "Corvis Option(s)") to purchase the number of shares of Corvis Common Stock set forth opposite such holder's name on Schedule II hereof
                                                             -----------
and the exercise price per share of each such Corvis Option shall be as set forth on Schedule II, subject to any adjustments for subsequent events provided
         -----------
for in the 2000 Corvis Long Term Incentive Plan (the "Corvis Option Plan") under which those options are to be granted and subject to adjustment in the number of such Corvis Options as provided in Sections 1.12(a) and (b) and 1.13 below. Each Corvis Option granted pursuant to this Section 1.8 and 1.13 shall be substantially similar in form to the form of Corvis Option Agreement attached hereto as Exhibit F, and shall be subject to all the terms and conditions of the
          ---------
Corvis Option Plan.

     (b) At the Effective Time, each share of Company Restricted Stock (as defined in Section 1.8(f) below), by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into the right to receive that number of fully paid and non-assessable shares of Corvis Common Stock set forth opposite the name of each holder of such Company Restricted Stock on
Schedule II hereto.
-----------

     (c) At the Effective Time, each share of Company Common Stock which is not Company Restricted Stock (exclusive of shares of Company Common Stock, if any, held by Company Preferred Stockholders), by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into the right to receive that number of fully paid and non-assessable shares of Corvis Common Stock set forth opposite the name of each holder of such unrestricted Company Common Stock on Schedule II hereto.
                                     -----------

     (d) The vesting of Company Options and Company Restricted Stock (as defined below) and any other warrant or right to acquire shares of Company Common Stock shall not accelerate as a result of, or in connection with, the transactions contemplated hereby.

     (e) At the Effective Time, the Company Option Plan shall be terminated and no further options or other rights to receive any right to acquire the capital stock of the Company shall be granted under the Company Option Plan following the date hereof, unless approved by Corvis which approval shall be in its sole discretion.

     (f) Shares of Corvis Common Stock issued under Section 1.8(b) in exchange for shares of Company Common Stock which at the Effective Time are subject to transfer restrictions, vesting requirements, and repurchase rights under the Company Option Plan, including shares of Company Common Stock that were issued upon the exercise of Company Options (the "Company Restricted Stock"), shall be subject to the same transfer restrictions, repurchase rights, and vesting as the Company Restricted Stock for which it is exchanged. Pursuant to Section 11(a) of the Company Option Plan, the Company shall not take any action or fail to take any action inconsistent with, and shall take such action as is necessary or appropriate to cause each holder of such share of Corvis Common Stock exchanged for Company Restricted Stock to become subject to a Restricted Stock Agreement, substantially in the form attached here to as Exhibit E.
                                              ---------

     (g) Prior to the Effective Time, the Company shall, pursuant to Section 11(a) of the Company Option Plan, not take any action inconsistent with or omit to take such actions, and shall take such actions as is necessary or appropriate to cause the Company Options as of the Effective Date to be evidenced by the form of Corvis Option attached hereto as Exhibit F.
                                         ---------

     1.9   Capital Stock of Corvis Sub. Each share of common stock, par value
           ---------------------------
$.0001 per share, of Corvis Sub ("Corvis Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Corvis Sub evidencing ownership of any Corvis Sub Common Stock shall from and after the Effective Time evidence ownership of a like number of shares of capital stock of the Surviving Corporation.

     1.10  Adjustments to Merger Consideration. The number of shares of Corvis
           -----------------------------------
Common Stock or Corvis Options to be issued pursuant to Sections 1.6, 1.12 and
1.13 hereof shall be adjusted as necessary to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Corvis Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Corvis Common Stock or Company Capital Stock, occurring after the date hereof and prior to the Effective Time.

     1.11  Fractional Shares. No fraction of a share of Corvis Common Stock
           -----------------
shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Corvis Common Stock (after aggregating all fractional shares of Corvis Common Stock to be received by such holder) shall receive cash in an amount equal to the fair value of such fractional interest. Any fraction of a share of Corvis Common Stock issuable under any Corvis Option shall be rounded up to the next whole share.

     1.12  Adjustments for Reductions, Increases in Cash.
           ---------------------------------------------

     (a) If the amount of cash and cash equivalents held by the Company as of the Effective Time (A) less each of the following: (i) the Company Transaction Expenses (as defined in Section 8.4 below); (ii) the aggregate amount of trade payables and other liabilities of the Company which were not paid in the Ordinary Course of Business as required under Section 4.1 below) (the "Overdue Payables"); (iii) the portion of the agreed value of the Transferred Equipment and In-Kind Support furnished to the Company prior to the Effective Time that has not been paid to Corvis (the "Equipment Debt"); and (iv) the amount owed as of the Effective Time under the Comerica line of credit referenced in Section 4.1(e) and under any other loan or borrowing made by the Company is (B) less than the Required Cash Balance (as defined below) (the "Cash Deficiency"), the number of shares of Corvis Common Stock, Corvis Restricted Stock and Corvis Options issuable under Sections 1.6 and 1.8 shall be reduced by a number of shares equal to the Cash Deficiency divided by $3.00.

     (b) If the amount of cash or cash equivalents held by the Company as of the Effective Time is greater than the Required Cash Balance (the "Cash Surplus"), the number of shares of Corvis Common Stock, Corvis Restricted Stock and Corvis Options issuable under Sections 1.6 and 1.8 shall be increased by a number of shares equal to (A) (i) the lesser of (I) the Cash Surplus less the Company Transaction Expenses, the Overdue Payables, the Equipment Debt, and the amount owed as of the Effective Time under the Comerica line of credit referenced in Section 4.1(e) and under any other loan or borrowing made by the Company or (II) the gross amount of proceeds received by the Company from the sale of its Capital Stock from December 12, 2001 through the Effective Date (up to a maximum of $10.8 million) and from the Comerica line of credit referenced in Section 4.1(e) below (less the total amount owed under that Comerica loan and any other loan or borrowing made by the Company as of the Effective
Date) less the Company Transaction Expenses, the Overdue Payables, and the Equipment Debt (B) divided by $3.00.

     (c) Any reduction or increase in the number of shares of Corvis Common Stock, Corvis Restricted Stock and Corvis Options under this Section 1.12 shall be allocated as of the Effective Date as follows: 87% of the aggregate reduction or increase in such shares shall be allocated to reduce or increase, as applicable, the number of shares of Corvis Common Stock issuable to the Company Preferred Stockholders in the proportions provided in Section 1.6(c) above and 13% of the aggregate reduction or increase in such shares shall be allocated to reduce or increase, as applicable, the number of shares of Corvis Common Stock, Corvis Restricted Stock or Corvis Options (excluding the Corvis Common Stock, if any, held by the Company Preferred Stockholders) in the proportions provided in
Section 1.13(b) below.

     (d) The Required Cash Balance shall be determined based on the applicable Closing Date as set forth in Schedule III hereto. If the Closing Date is not on
                             ------------
the 15th or the last day of a calendar month, the parties shall negotiate in good faith on an equitable adjustment of the Required Cash Balance based on that Closing Date. The determination of any Cash Deficiency or Cash Surplus shall be made in good faith by Corvis and the Company immediately prior to the Effective Time. The amount of cash or cash equivalents held by the Company on the Closing Date shall be deemed to be increased by the amount of expenses incurred and paid by the Company after the date hereof and before the Effective Time at the specific written request of Corvis.

     1.13  Forfeiture of Stock Options Prior to Merger.
           -------------------------------------------

     (a) If, at any time before the Effective Time, the right to receive at the Effective Time any of Corvis Options or Restricted Stock identified on
Schedule II hereto are forfeited or terminated as a result of the termination of
-----------
employment of the holder thereof prior to the Merger or otherwise expire (herein referred to as the "Pre-Merger Terminated Options and Restricted Stock"), the Company Preferred Stockholders shall receive in the aggregate, as additional Merger Shares, a number of shares of Corvis Common Stock equal to 87% of the aggregate of the Restricted Stock so terminated and 87% of the maximum number of shares of Corvis Common Stock for which the Pre-Merger Terminated Options would have been exercisable by the holder thereof immediately following the Merger if they had not terminated, forfeited or expired (assuming for that purpose only that the Pre-Merger Terminated Options were fully vested) without effect for the exercise price of such terminated or forfeited options. Those additional Merger Shares shall be allocated among the Company Preferred Stockholders as provided in Section 1.6(c) above.

     (b) Each of the holders of Company Options, Company Restricted Stock and unrestricted Company Common Stock (excluding the Company Preferred Stockholders) as of the Effective Time shall receive, in the aggregate, a number of additional Corvis Options and/or Corvis Common Stock (subject to the restrictions under
Section 1.8(e) above), as applicable, equal to 13% of Pre-Merger Terminated Options and Restricted Stock multiplied by a fraction, the numerator of which is the number of shares of Company Common Stock issuable under Company Options and the shares of Company Restricted Stock and unrestricted Company Common Stock held by such holder as of the Effective Time and the denominator of which is the aggregate number of all shares of Company Common Stock issuable under all Company Options and all shares of Company Restricted Stock and unrestricted Company Common Stock held by all such holders as of the Effective Time (excluding for purposes of the numerator and denominator the additional Corvis Options issuable under this Section 1.13(b)). Such additional Corvis Options shall have the same exercise price as the exercise price of such terminated Corvis Options. The number of shares of Corvis Common Stock and/or Corvis Options to be distributed to a holder pursuant to this Section 1.13(b) shall be allocated to such holder pro rata as unrestricted Corvis Common Stock, Corvis Restricted Stock and/or Corvis Options based on the proportion, if any, of unrestricted Common Stock, Corvis Restricted Stock, and Corvis Options held by such holder immediately prior to allocation.

     1.14  Surrender of Certificates.
           -------------------------

     (a)   Exchange Agent. Prior to the Effective Time, Corvis shall designate a
           --------------
bank or trust company (which shall be reasonably acceptable to the Company) to act as Exchange Agent in the Merger.

     (b)   Exchange Procedures. At the Effective Time, Corvis shall cause to be
           -------------------
delivered to the Exchange Agent certificates representing the Merger Shares and cash sufficient to pay the consideration in lieu of fractional shares. The Exchange Agent shall, promptly after the Effective Time, deliver to each holder of record of Company Capital Stock entitled to receive Merger Shares, a letter of transmittal and instructions to surrender the certificates for such Company Capital Stock (each, a "Company Certificate") in exchange for certificates representing shares of Corvis Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent in accordance with the instructions thereto, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Corvis Common Stock to which such holder is entitled pursuant to the Recapitalizaition, less, with respect only to the Principal Stockholders, the number of shares to be held in escrow as provided in Section 1.15 below as directed by the Company consistent with the Recapitalization, subject to adjustment pursuant to Sections 1.10, 1.12, and 1.13(a) and any payment in lieu of fractional shares required pursuant to Section 1.11. The certificate for the Company Capital Stock so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate for Company Capital Stock shall be deemed from and after the Effective Time, to evidence the right to receive the number of full shares of Corvis Common Stock for which such holder is entitled and the right to receive any amount in cash in lieu of the issuance of any fractional shares, subject to the escrow requirements under Section 1.15 below. Any portion of the shares of Corvis Common Stock deposited with the Exchange Agent which remains undistributed to the Holders of the Company Certificates for six (6) months after the Effective Time shall be delivered to Corvis. Thereafter, any holders of shares of Company Capital Stock who have not theretofore complied with this Section 1.14 shall look only to Corvis and only as general creditors thereof for payment of their claim for Corvis Common Stock, any cash in lieu of fractional shares of Corvis Common Stock and any dividends or distributions with respect to Corvis Common Stock to which such holders may be entitled.

     (c)   Distributions With Respect to Unexchanged Shares. No dividends or
           ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Corvis Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered

Company Certificate until the holder of record of such Certificate has surrendered such Certificate and such payments shall be without interest.

     (d)   Transfers of Ownership. No certificate for shares of Corvis Common
           ----------------------
Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, unless such Certificate shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall have paid any transfer or other taxes required by reason of the issuance of the certificate in a name other than that of the registered holder of the certificate surrendered.

     (e)   Withholding of Tax. Corvis or the Exchange Agent will be entitled to
           ------------------
deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock or Company Options, such amounts as Corvis or the Exchange Agent shall determine in good faith are required to be deducted and withheld under the Code, or any provision of federal, state, local or foreign tax law. Any such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock and Company Options for which such deduction and withholding were made.

     1.15  Escrow Deposit. Upon receipt by Corvis from each Principal
           --------------
Stockholder of the Company of the certificate(s) for Company Capital Stock in accordance with Section 1.14 above, Corvis shall deposit with the Indemnity Escrow Agent a certificate, together with stock powers duly endorsed in blank for transfer, representing 4.6 million shares of Corvis Common Stock, plus 12.5% of any additional Merger Shares issued to such Principal Stockholders pursuant to Sections 1.12 and 1.13(a), up to a maximum of 10% of all of the Merger Shares, (collectively, the "Indemnity Escrow Shares"). All Indemnity Escrow Shares shall be held and distributed in accordance with, the terms and provisions of the General Indemnity Escrow Agreement.

     1.16  Further Ownership Rights in Shares of Company Capital Stock. All
           -----------------------------------------------------------
shares of Corvis Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms of this Article I (including any cash in lieu of fractional shares paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, including any dividends or distributions due thereon, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time.

     1.17  Closing. Unless this Agreement shall have been terminated, and
           -------
subject to the provisions of Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall, if practicable, be on the 15th or last day of a calendar month but in no event later than the third Business Day after all the conditions set forth in Article VI (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) shall have been satisfied (or waived in accordance with Section 8.6, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 701 Pennsylvania Avenue, Washington, DC, unless another place is agreed to in writing by the parties.

     1.18  Lost, Stolen or Destroyed Certificates. In the event any certificates
           --------------------------------------
for Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof in form and substance reasonably acceptable to Corvis, such shares of Corvis Common Stock and cash for fractional shares, if any, to which such holder is entitled. The owner of such lost, stolen or destroyed certificates shall be required to deliver a bond as indemnity against any claim that may be made against Corvis or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

     1.19  Tax Consequences. For federal income tax purposes, the parties intend
           ----------------
that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The parties shall not take a position on any Tax Return (as defined in Section 2.16 hereof) inconsistent with this Section 1.19.

     1.20  Dissenter's Rights. Notwithstanding Section 1.6 above, any holder of
           ------------------
Company Capital Stock shall be entitled to exercise dissenter's rights in strict accordance with the DGCL and the costs of such exercise including the costs or any appraisal and any payment owed to such dissenting shareholders in excess of the value of the Merger Consideration otherwise allocable to such dissenting holders shall be paid by the Company.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Corvis and Corvis Sub that the following statements are true, correct and complete (except as otherwise disclosed in the Company Disclosure Schedule dated the date hereof, certified by
                 ---------------------------
the Chief Executive Officer of the Company and delivered by the Company to Corvis and Corvis Sub simultaneously herewith):

     2.1   Organization and Qualification.
           ------------------------------

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, waivers, qualifications, certificates, and approvals (collectively, "Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to have any such Approval could not reasonably be expected to have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) As of the date hereof, the Company does not, directly and indirectly, own any Subsidiaries. Except as set forth in Section 2.1(b) of the Company
                                                                   -------
Disclosure Schedule, the Company does not own any equity or similar interest in,
-------------------
or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

     2.2  Capitalization.
          --------------

     (a) The authorized capital of the Company consists of (i) 188,482,578 shares of Company common stock, par value $.00001, and (ii) 129,428,101 shares of Preferred Stock. The Preferred Stock is divided into 46,800,000 shares of Series A Convertible Preferred Stock, $.00001 par value ("Series A Preferred Stock") and 82,628,101 shares of Series B Convertible Preferred Stock, par value of $.0001 ("Series B Preferred Stock") and no shares of undesignated Preferred Stock.

     (b) As of the date hereof, (i) 10,078,553 shares of Company Common Stock were issued and outstanding; (ii) 44,400,000 shares of Series A Preferred Stock were issued and outstanding; (iii) 63,377,703 shares of the Company's Series B Preferred Stock were issued and outstanding; (iv) 24,440,662 shares of Company Common Stock were duly reserved for issuance pursuant to employee stock options granted pursuant to the Company Option Plan (the "Outstanding Employee Options"); (v) 2,400,000 shares of Series A Preferred Stock were duly reserved for issuance in connection with the exercise of certain warrants and 3,456,982 shares of Series B Preferred Stock were duly reserved for issuance in connection with the exercise of certain Warrants (collectively, the "Company Warrants"); and (vi) 1,193,171 shares of Company Common Stock were duly reserved for issuance under future grants pursuant to the Company Option Plan. Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, none of the
                               ---------------------------
outstanding shares of Company Capital Stock are subject to, nor were they issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Section 2.2(b) of the Company Disclosure Schedule sets forth the names and number and kind of shares
---------------------------
of Company Capital Stock held by each stockholder of the Company and the vesting, if any, applicable to such Shares.

     (c)  Except as set forth above and in Section 2.2(c) of the Company
                                                                 -------
Disclosure Schedule, as of the date hereof, no shares of voting or non-voting
-------------------
capital stock, other equity interests, or other voting securities of the Company were or are issued, reserved for issuance or outstanding. Section 2.2(c) of the Company Disclosure Schedule lists all outstanding options and warrants to
---------------------------
purchase Company Common Stock, including: (i) the record holder, (ii) the date of grant, (iii) the exercise price, vesting schedule and expiration date for each option and warrant and (iv) any terms regarding the acceleration of vesting and whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code. All outstanding shares of Company Capital Stock are, and all shares which may be issued prior to the Effective Time upon the exercise of Outstanding Employee Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote. All of the issued and outstanding shares of Company Capital Stock were issued in compliance with applicable federal and state securities laws.

     (d)  Except as described in Section 2.2(d) of the Company Disclosure
                                                       ------------------
Schedule, as of the date hereof, there are no outstanding securities, options,
--------
warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company is a party or by which it is bound obligating the Company to issue or sell additional shares of capital stock or other voting securities of the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of the Company. There are no stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or assets or calculated in accordance therewith or to cause the Company to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company.

     (e)  Except as set forth in Section 2.2(e) of the Company Disclosure
                                                       ------------------
Schedule, there are no voting trusts, proxies or other agreements, commitments
--------
or understandings of any character to which the Company or, to the Knowledge of the Company, any of the stockholders of the Company, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of the Company.

     2.3  Authority; Enforceability. The Company has all necessary corporate
          -------------------------
power and authority to execute and deliver this Agreement, each Related Agreement to which it is a party and each instrument required to be executed and delivered by it at the Closing, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each Related Agreement to which it is a party, the performance of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and authorization of this Agreement by votes of the holders of a Company Capital Stock in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws, as amended to effect the Recapitalization) herein and therein. Each of this Agreement and the Related Agreements to which the Company is a party has been duly and validly executed and delivered by the Company and assuming the authorization, execution, and delivery by Corvis and Corvis Sub, constitutes a legal, valid and binding obligation of the Company in accordance with its terms.

     2.4  Required Vote. As of the date hereof, the Board of Directors of the
          -------------
Company has (i) approved and declared advisable this Agreement and approved each Related Agreement to which it is a party, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the holders of Company Capital Stock, (iii) resolved to recommend adoption of this Agreement, the Related Agreements, the Merger and the other transactions contemplated hereby and thereby to the stockholders of the Company and (iv) directed that this Agreement and the Related Agreements to which any such stockholder is a party and the Merger be submitted to the stockholders of the Company for their approval and authorization.

     2.5  No Conflict; Required Filings and Consents.
          ------------------------------------------

     (a) The execution and delivery by the Company of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company at the Closing do not, and the performance of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company at the Closing, will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any Law, Regulation or Order in each case applicable to the Company or by which it or any of its respective properties is bound or affected, (iii) create any Lien on the assets of the Company or (iv) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or give to others any rights of termination, amendment, acceleration or cancellation, under any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its or any of its properties is bound or affected, except for any such occurrences that could not (x) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) prevent or materially impair or delay the consummation of the Merger.

     (b) The execution and delivery by the Company of this Agreement, the Related Agreements to which it is a party and any instrument required by this Agreement to be executed and delivered by the Company at Closing do not, and the performance of this Agreement, the Related Agreements to which it is a party and any instrument required by this Agreement to be executed and delivered by the Company, will not require the Company to obtain any Approval of any Person or Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-Merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any Foreign Competition Laws, (B) the filing of the Certificate of Merger in accordance with the DGCL or
(C) where the failure to obtain such Approvals, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     2.6  Material Agreements.
          -------------------

     (a)  Section 2.6(a) of the Company Disclosure Schedule sets forth a true
                                ---------------------------
and complete list, and, if oral, an accurate and complete summary, of all material Contracts to which the Company is a party or by which any of them or any of their properties or assets may be bound and all agreements pursuant to which the Company has granted exclusive rights or have terms of one year or longer or require annual payments in excess of $50,000 (collectively, "Material Agreements"). True and complete copies of all written Material Agreements have been delivered or made available to Corvis by the Company.

     (b) Each Material Agreement is in full force and effect, is a valid and binding obligation of the Company and of each other party thereto and is enforceable against the Company in accordance with its terms, and enforceable against each other party thereto, in each case except that the enforcement thereof may be limited by (A) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth in Section 2.6(b) of the Company
                                                                -------
Disclosure Schedule, the Material Agreements will continue to be valid, binding
-------------------
and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby with no material alteration or acceleration or increase in fees or liabilities as a result of the consummation of the transactions contemplated hereby. The Company is not and is not alleged to be and, no other party is or alleged to be in default under, or in breach or violation of, any Material Agreement, and no event has occurred which (whether with or without notice or lapse of time or both) would constitute such a default, breach or violation except for any such default, violation or breach that could not reasonably be expected to result in a Material Adverse Effect.

     2.7   Compliance.
           ----------

     (a) The Company is in compliance with, and is not in default or violation of, (i) its Certificate of Incorporation and Bylaws, (ii) any Law or Order by which its assets or properties or business are bound or affected, or (iii) any note, bond, mortgage, indenture, Contract, permit, franchise or other instruments or obligations to which it is a party or by which its assets or properties are bound or affected. The Company is in compliance with the terms of all Approvals except, with respect to such Approvals and subparagraphs (ii) and
(iii) above, where the failure to be in compliance with any such Approval or such subparagraphs could not reasonably be expected to have a Material Adverse Effect.

     (b) The Company has not received notice of any revocation or modification of any Approval of any federal, state, local or foreign Governmental Authority that is material and adverse to the Company.

     2.8   Absence of Certain Changes or Events.
           ------------------------------------

     (a)   Except as disclosed in Section 2.8 of the Company Disclosure
                                                     ------------------
Schedule, during the period from December 1, 2001 to the date hereof, the
--------
Company has not:

           (i) authorized for issuance or issued, sold, redeemed or repurchased any Company Capital Stock, bonds or other corporate securities or any rights, options or warrants with respect thereto (except pursuant to the conversion or exercise of convertible securities, options or warrants outstanding on the date hereof), or amended any of the terms (including without limitation the vesting of) any such convertible securities, options or warrants;

           (ii) split, combined or reclassified any shares of its capital stock, or declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company, whether in cash, stock or property, or any combination thereof;

           (iii) made any loan, advance or capital contribution to or investment in any person;

           (iv) borrowed any amount or incurred or become subject to any liabilities

     (absolute or contingent) except current liabilities incurred in the Ordinary Course of Business, none of which are individually or in the aggregate material;

          (v) discharged or satisfied any claim or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the Ordinary Course of Business;

          (vi)   amended its Certificate of Incorporation or By-laws;

          (vii)  instituted, settled or agreed to settle any Litigation;

          (viii) mortgaged or pledged any of its assets, tangible or intangible, or subjected itself or any portion of its assets, tangible or intangible, to any claim, except claims for current property taxes not yet due and payable;

          (ix) acquired or sold, assigned, transferred or otherwise disposed of any amount of tangible assets or canceled any debts or claims, other than in the Ordinary Course of Business;

          (x) sold, assigned, licensed, sublicensed or transferred any intangible asset or Intellectual Property right (other than in the Ordinary Course of Business, as disclosed in Section 2.8(x) of the Company
                                                               -------
     Disclosure Schedule), or disclosed any proprietary or confidential
     -------------------
     information to any person or entity not associated with the Company, unless such person or entity, prior to such disclosure executed and delivered a non-disclosure agreement in favor of the Company;

          (xi) waived any right of value in excess of $25,000, or aggregate rights in excess of $50,000 (including under any insurance policy naming it as a beneficiary or a loss payable payee);

          (xii) suffered any labor trouble, which has or could reasonably be expected to have a Material Adverse Effect;

          (xiii) made any single capital expenditure or commitment therefor in excess of $25,000, or aggregate capital expenditures or commitments therefor in excess of $50,000, except as otherwise provided in the Company's business plan, a copy of which is attached hereto as Exhibit G
                                                                    ---------
     (the "Company Business Plan");

          (xiv) done any of the following: (A) entered into, adopted or amended any employee benefit plan, (B) made any grant of any severance or termination pay to any director, officer, employee or individual providing services to the Company, (C) entered into any employment, deferred compensation, change in control or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee or individual providing services to the Company, (D) increased benefits payable under any existing severance or termination pay policies or employment agreements, or (E) increased compensation, bonus or other benefits payable to directors, officers, employees or individuals providing services to the Company, other than, in the case of clause (B), with respect to non-executive employees, and in the case of clause (E), in the Ordinary Course of Business;

          (xv) entered into any joint venture, partnership or similar arrangement;

          (xvi) amended, modified or terminated any Contract, understanding, commitment or agreement referred to in or required to be set forth in
     Section 2.6 of the Company Disclosure Schedule, except for any such item
                        ---------------------------
     that terminated in accordance with its terms, or taken any action that would constitute a breach under any Material Contract that could reasonably be expected to have a Material Adverse Effect;

          (xvii) changed its accounting methods, principles or practices, or revalued any of its assets (including without limitation the writing down of the value of inventory or the writing off of notes or accounts receivable other than in the Ordinary Course of Business);

          (xviii) taken, or failed to take, any action which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Related Agreements to which it is a party, or that would materially impair the Company's ability to conduct its affairs in the Ordinary Course of Business;

          (xix) entered into any other transaction other than in the Ordinary Course of Business or entered into any other material transaction, whether or not in the Ordinary Course of Business;

          (xx)    suffered a loss or damage not covered by insurance; or

          (xxi) agreed in writing or otherwise to take any of the foregoing actions.

     2.9  Absence of Litigation. Except as disclosed in Section 2.9 of the
          ---------------------
Company Disclosure Schedule, there is no Litigation or investigation pending or
---------------------------
threatened against, or otherwise adversely affecting, the Company or any of its properties, assets or rights that could reasonably be expected to result in a Material Adverse Effect, or otherwise challenging or seeking to delay or terminate the consummation of the Merger. The Company is not subject to any outstanding Order which, individually or in the aggregate, would prevent, hinder or delay the Company from consummating the transactions contemplated by this Agreement.

     2.10 Employee Benefit Plans. Except as set forth in Section 2.10 of the
          ----------------------
Company Disclosure Schedule, the Company has neither established nor maintains
---------------------------
nor is obligated to make contributions to or under or otherwise participate in
(i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement providing for deferred compensation, or (iii) any other employee benefit plan, fund or program described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as disclosed in Section 2.10 of the Company Disclosure Schedule, all such plans
                                 ---------------------------
listed in Section 2.10 of the Company Disclosure Schedule (individually, an
                              ---------------------------
"Employee Plan" and collectively, the "Employee Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code,

Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. Except as disclosed in Section
2.10 of the Company Disclosure, no act or failure to act by Company has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Employee Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) which requires the filing of a report thereof with the Pension Benefit Guaranty Corporation has occurred with respect to any of the Employee Plans which is subject to Title IV of ERISA. No facts exist and there are no actions or suits pending under any Employee Plan that would give rise to a prohibited transaction or reportable event. The Company has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any Multi-employer Plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980, as amended.

     2.11  Employment and Labor Matters.
           ----------------------------

     (a)   Section 2.11(a) of the Company Disclosure Schedule identifies all
                                  ---------------------------
employees and consultants currently employed or engaged by the Company and sets forth each such individual's rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 2.11(a) of the Company Disclosure
                                                            ------------------
Schedule, there are no employment, consulting, severance pay, continuation pay,
--------
termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) between the Company and any current or former shareholder, officer, director, employee, or any consultant. Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, no individual will accrue
                          ---------------------------
or receive additional benefits, service or accelerated rights to payments under any Employee Plan or any of the agreements set forth in the Company Disclosure
                                                            ------------------
Schedule, including the right to receive any parachute payment, as defined in
--------
Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated herein that could result in the payment of any such benefits or payments. The Company is not delinquent in any material respect in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other compensation for any services. None of the Company's employment policies or practices is currently being audited or investigated by any Governmental Authority. There are no threatened or pending claims, charges, actions, lawsuits or proceedings alleging claims against the Company brought by or on behalf of any employee or other individual or any Governmental Authority with respect to employment practices.

     (b)   Except as set forth in Section 2.11(b) of the Company Disclosure
                                                         ------------------
Schedule, there are no controversies pending or threatened, between the Company
--------
and any of its employees, that could reasonably be expected to result in a Material Adverse Effect. The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor are there any activities or proceedings of any labor union to organize any such employees of the Company; since the date of incorporation or organization, there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company. The Company does not have nor at the Closing will the Company have any obligation under the Worker Adjustment and Retraining Notification Act (the "WARN Act"). The Company is in material compliance with all applicable state, local, federal and foreign employment, wage and hour, labor and other applicable laws.

     2.12 Registration Statement; Proxy Statement/Prospectus. None of the
          --------------------------------------------------
information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Corvis registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Corvis Common Stock to be issued in the Merger will be registered with the Securities and Exchange Commission (the "SEC") (including any amendments or supplements, the "Registration Statement") shall, at the time such document is filed (or if amended or superceded by a subsequent filing, then on the date of such filing), and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Company, its officers and directors should occur which is required to be set forth in an amendment or supplement to the Registration Statement, the Company shall promptly inform Corvis, and, to the extent determined by Corvis to be necessary, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of Corvis.

     2.13 Absence of Restrictions on Business Activities. The Company has no
          ----------------------------------------------
legal obligation or contract which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company. The Company is not subject to any non-competition or similar restriction on its business.

     2.14 Title to Assets; Leases.
          -----------------------

     (a)  Except as described in Section 2.14 of the Company Disclosure
                                                     ------------------
Schedule, the Company owns no real property.
--------

     (b)  Section 2.14 of the Company Disclosure Statement sets forth (i) a true
                              ----------------------------
and complete list of all real property leased by the Company; (ii) the expiration date of such lease; (iii) the aggregate monthly rental or other fee payable under such lease; (iv) a description of each contract for the purchase, sale, or development of real estate to which the Company is a party; and (v) all items of the Company's leased tangible personal property and equipment with a book value of $25,000 or more or having any annual lease payment of $25,000 or more.

     (c)  Except as described in Section 2.14 of the Company Disclosure
                                                     ------------------
Schedule, the Company has good and defensible title to all of its properties and
--------
assets, free and clear of all Liens, charges and encumbrances, except statutory Liens for Taxes (as defined below) and securing payments not yet due and payable which Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or otherwise impair business operations with respect to such properties and assets. Section 2.14(c) of the Company Disclosure Schedule
                                              ---------------------------
identifies all material items of tangible personal property having a current value or original acquisition cost of at least $10,000.

     (d) The Company has delivered to Corvis complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.14 of the Company Disclosure Schedule.
---------------------------

With respect to each lease and sublease listed in Section 2.14 of the Company
                                                                      -------
Disclosure Schedule:
-------------------

          (i) the lease or sublease is legal, valid, binding, enforceable against the parties thereto and in full force and effect; and the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately as a result of the Merger following the Effective Time in accordance with the terms thereof;

          (ii) neither the Company nor, to the Knowledge of the Company, any other party is in material breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by the Company or any other party under such lease or sublease;

          (iii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

          (iv) there are no Laws, conditions of record, or other impediments which interfere with the intended use by the Company of any of the property owned, leased, or occupied by it that is material to the conduct of the business of the Company.

     2.15 Condition of Properties. All real and tangible personal properties
          -----------------------
owned or leased by the Company are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by the Company subject to exceptions which are not, in the aggregate, material to the Company.

     2.16 Taxes. Except as set forth in Section 2.16 of the Company Disclosure
          -----                                             ------------------
Schedule:
--------

     (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of the Company, have been timely filed, and all such Tax Returns are true, complete and correct in all material respects. The Company has delivered to Corvis true and complete copies of (i) all federal income Tax Returns of the Company, and (ii) any audit report issued (or otherwise with respect to any audit or proceeding in progress) relating to federal income Taxes of the Company.

     (b) All Taxes payable by or with respect to the Company have been timely paid, or are adequately reserved for (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on the Company's Financial Statements, other than such Taxes that are currently payable without penalty or interest or not material in amount. No deficiency for any Taxes has been proposed, asserted or assessed either orally or in writing against the Company that is not adequately reserved for in accordance with GAAP on the Company's Financial Statements, nor are there any outstanding Tax audits or inquiries. All assessments for Taxes due and owing by or with respect to the Company with respect to completed and settled examinations or concluded litigation have been fully paid.

     (c) No claim has been made by a taxing authority that the Company is or may be subject to income or franchise taxation in a jurisdiction where the Company has not previously filed income or franchise Tax Returns.

     (d) The Company has not requested, or been granted, any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company has been granted or requested which has not since expired.

     (e) No unsatisfied deficiency, delinquency or default for any Tax has been claimed, proposed or assessed against or with respect to the Company, nor has the Company received notice of any such deficiency, delinquency or default, and there is no administrative or court proceeding or, to the Company's Knowledge, any audit or investigation pending with respect to any liability of the Company for Taxes.

     (f) The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

     (g) Each granted option that was intended to be an "incentive stock option" on the applicable books and records of the Company qualified as an "incentive stock option" within the meaning of Section 422 of the Code on the date in which such option was granted.

     (h) Neither the Company nor, to the Company's Knowledge, any of its affiliates or stockholders, has taken or agreed to take (or failed to so take or agree to take) any action or to the Company's Knowledge is there any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

     2.17 Environmental Matters. Except as described in Section 2.17 of the
          ---------------------
Company Disclosure Schedule, (i) the Company has obtained all applicable
---------------------------
permits, licenses and other authorization which are required under any Laws relating to pollution or protection of the environment or public health or safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company (or its respective agents); (ii) the Company is in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (iii) as of the date hereof, there has not been any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with the terms of such permits, licenses and authorizations or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's (or any of its agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and has taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company (or any of their respective agents) thereunder. Except as set forth in Section 2.17 of the Company Disclosure Schedule, there is no civil,
                             ---------------------------
criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company relating in any way to the Environmental Laws or any Regulation, code, plan, Order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

     2.18 Intellectual Property.

     (a)  Section 2.18(a) of the Company Disclosure Schedule sets forth, for the
                                 ---------------------------
Intellectual Property owned by the Company, a complete and accurate list of all United States and foreign (i) patents and patent applications; (ii) registered and unregistered trademarks and pending trademark registration applications;
(iii) domain name registrations; and (iv) registered copyrights indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

     (b) All registered Trademarks, Patents and registered Copyrights are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to Trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to Patents), are valid and enforceable, and are not subject to any maintenance fees or actions falling due within 120 days after the date hereof. No Trademark is currently involved in any opposition or cancellation proceeding and no such action has been threatened with respect to any of the Trademarks or trademark registration applications. No Patent or patent application is currently involved in any interference, reissue, re-examination or opposition proceeding and no such action has been threatened with respect to any patent or patent application. To the Knowledge of the Company, there are no Trademarks that may reasonably be deemed to conflict with the Company's registered Trademarks or Patents or patent applications of any third party that may reasonably be deemed to interfere with the Company's Patents.

     (c)  Section 2.18(c) of the Company Disclosure Schedule sets forth a
                                 ---------------------------
complete and accurate list of all license agreements granting any right to use or practice any rights under any Intellectual Property, whether the Company is the licensee or licensor thereunder, and any assignments, consents, term, forbearances to sue, judgments, Orders, settlements or similar obligations relating to any Intellectual Property to which the Company is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property covered thereby. The License Agreements are valid and binding obligations of Company, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

     (d) No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements (if any) set forth in Section 2.18(d) of the Company
                                                                -------
Disclosure Schedule.
-------------------

     (e) The Company exclusively owns, free and clear of all Liens and obligations to license, all owned Intellectual Property listed in Section 2.18(a) of the Company Disclosure Schedule, and has a valid, enforceable and
               ---------------------------
transferable right to use all of the licensed Intellectual Property.

     (f) The Company has taken reasonable steps in accordance with its internal policies and practices to protect the Intellectual Property which it owns. All of the Company's Intellectual Property is valid and enforceable and, to the Knowledge of the Company, no third party has challenged the ownership, use, validity or enforceability of any of the Intellectual Property of the Company.

     (g) Except as disclosed by the Company to Corvis prior to the date hereof, the conduct of the Company's business as currently conducted or planned to be conducted and the Company's Intellectual Property does not infringe upon or misappropriate any Intellectual Property rights of any third party.

     (h) There is no Litigation pending, threatened or, to the Knowledge of the Company, may be threatened alleging that the Company's activities or the conduct of its business infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party. Except as disclosed in
Schedule 2.18(h) of the Company Disclosure Schedule, no third party has brought
                        ---------------------------
or threatened any Litigation challenging the ownership, use, validity or enforceability of any Intellectual Property listed on Schedule 2.18(a) of the Company Disclosure Schedule.
---------------------------

     (i) To the Knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company and, except as set forth in Section 2.18(i) of the Company Disclosure
                                                           ------------------
Schedule, no such claims have been brought against any third party by the
--------
Company.

     (j) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's right to own or use any of the Intellectual Property listed in Section 2.18(a), (c) and (k) of the Company
                                                                    -------
Disclosure Schedule, nor will they require the consent of any Governmental
-------------------
Authority or third party in respect of any such Intellectual Property.

     (k)  Section 2.18(k)(i) of the Company Disclosure Schedule lists all
                                    ---------------------------
Software (as defined herein) (other than off-the-shelf software applications programs having an acquisition price of less than $10,000) which is owned, licensed to or by the Company, leased to or by the Company, or otherwise used by the Company, and identifies which Software is owned, licensed, leased or otherwise used, as the case may be. Section 2.18(k)(ii) of the Company
                                                               -------
Disclosure Schedule lists all Software sold, licensed, leased or otherwise
-------------------
distributed or intended to be distributed by the Company to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. The Software set forth in Section 2.18(k)(i)-(ii) of the Company Disclosure Schedule which the Company purports to own was either
---------------------------
developed (i) by employees of the Company within the scope of their employment; or (ii) by independent contractors who have assigned their rights to the Company pursuant to enforceable written agreements. For purposes of this Section 2.18(k), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, including firmware, operating system software and network management software, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of Company, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

     (l) All Trademarks of the Company have been in continuous use by the Company. To the Knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; the Company has taken all reasonable steps to protect the Trademarks against third party infringement; and the registered Trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications.

     (m) The Company has and consistently enforces a policy of requiring each employee, consultant, contractor and potential business partner or investor to execute proprietary information, confidentiality and assignment agreements substantially consistent with the Company's standard forms thereof (complete and current copies of which have been delivered to the Corvis). To the Knowledge of the Company, except under confidentiality obligations, there has been no material disclosure of any Company confidential information or Trade Secrets.

     (n) All released versions Software owned by the Company is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to its specifications, and the applications can be compiled from their associated source code without undue burden if the failure to be able to do any one of which could reasonably be expected to have a Material Adverse Effect. The Company has made available to Corvis all required documentation relating to use, maintenance and operation of the Software owned by the Company. To the Knowledge of the Company, no Software licensed by the Company from a third party has any significant Software defect or programming or documentation error and such third party Software operates and runs in material compliance with its specifications.

     (o)  The Company has valid registrations for each of the URLs set forth in
Section 2.18(a) of the Company Disclosure Schedule. The Company's registration
                       ---------------------------
of each of the URLs is free and clear of any liens, claims or encumbrances and is in full force and effect. The Company has paid all fees required to maintain each registration. None of the Company's registration and use of the URLs has been disturbed or placed "on hold" and no claim (oral or written) has been asserted against the Company adverse to its rights to such URLs.

     2.19 Insurance. Section 2.19 of the Company Disclosure Schedule sets forth
          ---------                      ---------------------------
a true and complete list of all material insurance policies and fidelity bonds (including fire, theft, casualty, general liability, workers compensation, business interruption, intellectual property infringement, environmental, product liability and automobile insurance policies and bond and surety arrangements) covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, the name of the insurer, the policy number, the type of policy and any applicable deductibles. As of the date hereof, the Company has not received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage), and the Company shall maintain in full force and effect all such insurance or comparable policies during the period from the date hereof through the Closing Date. The insurance policies maintained by the Company have been issued by insurers, which are reputable. To the Knowledge of the Company as of the date hereof, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing as a result of the Merger in accordance with the terms thereof as in effect immediately prior to the Closing.

     2.20 Affiliates. Section 2.20 of the Company Disclosure Schedule contains a
          ----------                      ---------------------------
true and complete list of all Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company, including all directors and executive officers of the Company.

     2.21 Brokers. No broker, financial advisor, finder or investment banker or
          -------
other Person (other than Credit Suisse First Boston) is entitled to any broker's, financial advisor's, finder's or other fee, commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and the Company has not incurred, nor will it incur, directly or indirectly, any liability for any such fees, commission or expenses in connection with the transaction contemplated by this Agreement.

     2.22 Certain Business Practices. As of the date hereof, neither the Company
          --------------------------
nor any director, officer, employee or agent of the Company, acting on the Company's behalf, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment.

     2.23 Interested Party Transactions.
          -----------------------------

     (a)  Except as disclosed in Section 2.23 of the Company Disclosure
                                                     ------------------
Schedule, the Company is not indebted to any director, officer, employee or
--------
agent or any Affiliate of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to the Company.

     (b) No loans have been made to present or former directors or executive officers of the Company, or their associates, or any members of their immediate families.

     (c)  Except as set forth and described in Section 2.23 of the Company
                                                                   -------
Disclosure Schedule, no present or former officer, director, or stockholder of
-------------------
the Company or any affiliate or relative thereof has an agreement, understanding, contract, commitment or pending transaction relating to the Company's business or the purchase, sale or lease of real or personal property, goods, materials, supplies or services, or for the loan of funds whether or not in the Ordinary Course of Business, with the Company.

     2.24 Financial Statements. The Company has delivered to Corvis true,
          --------------------
correct and complete copies of (a) the Balance Sheets of the Company as of December 31, 2000 and the related Statements of Operations, Statements of Cash Flows and Statements of Stockholders Equity for the fiscal year then ended and
(b) the Balance Sheet of the Company as of December 31, 2001, (the "Interim Balance Sheet") and the related Statement of Operations ((a) and (b) are collectively referred to herein as the "Financial Statements"), copies of which are attached hereto as Exhibit H. The Financial Statements have been prepared
                       ---------
from books and records of the Company in accordance with GAAP applied on a basis consistent with preceding years and throughout the periods involved (except as otherwise noted therein). The Financial Statements fairly present the financial condition, results of operations and changes in cash flows of the Company at the dates thereof and for the periods indicated in the Statements of Operations, Cash Flows and Stockholders Equity. No financial statement of any Person is required by GAAP to be included in the Financial Statements.

     2.25 No Undisclosed Liabilities. Except as set forth on Section 2.25 of the
          --------------------------
Company Disclosure Schedule, as of the date hereof the Company has no
---------------------------
liabilities or other obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("Liabilities"), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, other than Liabilities fully reflected or reserved against on the face of the Interim Balance Sheet as adjusted for Liabilities incurred in the Ordinary Course of Business since December 31, 2001 through the Effective Time or that are not individually in excess of $50,000.

     2.26 Employment. As of the date hereof, the Company has not received
          ----------
written or oral notice from any Company employee listed on Exhibit I hereto that
                                                           ---------
such employee intends to terminate his/her employment with the Company prior to the Effective Time or with Corvis after the Effective Time nor, as of the date hereof, does the Company have any reasonable basis to conclude any of such employees has constructively terminated his/her employment with the Company. The Company has no present intention to terminate the employment of any such employee.

     2.27 Required Stockholder Consents. The Principal Stockholders, together
          -----------------------------
with James Bannantine and Bo Pedersen, who have given irrevocable proxies to Corvis to vote their shares of Company Capital Stock, own a sufficient number of shares of Company Capital Stock, together with Corvis, to provide the requisite number of votes required for the shareholders of the Company to approve the Merger under the DGCL and any necessary amendment to the Company's Certificate of Incorporation (including the recapitalization referenced in Section 1.6(c) above) and any other agreements that relate to shareholder approval of the Merger.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF CORVIS AND CORVIS SUB

     Corvis and Corvis Sub hereby, jointly and severally, represent and warrant to the Company that the following are true, correct and complete:

     3.1  Organization and Qualification. Each of Corvis and Corvis Sub is a
          ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Corvis has all the requisite corporate power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Corvis and Corvis Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Corvis Sub is a newly-formed entity which has been formed solely for the purposes of the Merger and will not carry on any business or engage in any activities prior to the Effective Time other than those necessary to consummate the Merger as contemplated hereby.

     3.2  Capitalization.
          --------------

     (a) As of December 31, 2001, the authorized capital stock of Corvis consists of (i) 1.9 billion shares of Corvis Common Stock, par value of $.01, of which approximately 362,687,909 shares are issued and outstanding, and 61,659,130 shares of Corvis Common Stock were duly reserved for issuance pursuant to employee stock options, warrants and convertible securities issued and issuable by Corvis, and (ii) 200 million shares of preferred stock, par value $.01 per share, of which none are issued or outstanding. All of the outstanding shares of Corvis Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable.

     (b) As of the date hereof, the authorized capital stock of Corvis Sub consists of 1,000 shares of Corvis Sub Common Stock, par value of $.0001, of which 1,000 shares of Corvis Sub Common Stock are outstanding. All of the outstanding shares of Corvis Sub are owned by Corvis.

     3.3  Authority; Enforceability. Each of Corvis and Corvis Sub has all
          -------------------------
requisite corporate power and authority to execute and deliver this Agreement and each Related Agreement to which it is a party and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Corvis and Corvis Sub of this Agreement and each Related Agreement to which it is a party and each instrument required hereby to be executed and delivered by the Corvis and Corvis Sub at the Closing and the performance of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Special Committee of the Board of Directors of Corvis (which has been duly and properly authorized to act on behalf of the Board of Directors of Corvis) and the Board of Directors of Corvis Sub and by Corvis as the sole stockholder of Corvis Sub. Except for filing of the Certificate of Merger, and the approval of the Merger transaction by the shareholders of Corvis no other corporate proceedings on the part of Corvis or Corvis Sub are necessary to authorize this Agreement and the Related Agreements to which Corvis is a party and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Related Agreements to which it is a party have been duly executed and delivered by each of Corvis and Corvis Sub, as applicable, and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Corvis and Corvis Sub, enforceable against each of Corvis and Corvis Sub.

     3.4  No Conflict; Required Filings and Consents.
          ------------------------------------------

     (a) The execution and delivery by Corvis and Corvis Sub of each of this Agreement and the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by Corvis or Corvis Sub do not, and the performance of this Agreement by Corvis or Corvis Sub of each of them will not, (i) conflict with or violate the certificate of incorporation or bylaws of Corvis or the certificate of incorporation or by-laws of Corvis Sub,
(ii) conflict with or violate any Law, Regulation or Order in each case applicable to Corvis or Corvis Sub or by which its or any of their respective properties is bound or affected, (iii) create any Lien on the assets of Corvis or (iv) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Corvis' rights or give to others any rights of termination, amendment, acceleration or cancellation, under any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Corvis is a party or by which Corvis or its or any of its properties is bound or affected, except for any such occurrences that could not (x) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) prevent or materially impair or delay the consummation of the Merger.

     (b) The execution and delivery by Corvis and Corvis Sub of each of this Agreement and all Related Agreements or any instrument required by this Agreement to be executed and delivered by Corvis or Corvis Sub do not, and the performance of each of them by Corvis and Corvis Sub of this Agreement will not, require Corvis or Corvis Sub to obtain any Approval of, observe any waiting period imposed by, or require any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, or the pre-Merger notification requirements of the HSR Act or Foreign Competition Laws, (B) the approval of the Merger by the stockholders of Corvis,
(C) the filing of the Certificate of Merger in accordance with the DGCL, or (D) the filing of appropriate Merger or other documents as required by NASDAQ, except where the failure to obtain such Approvals, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.5  SEC Filings; Financial Statements.
          ---------------------------------

     (a) Since January 1, 2001, Corvis has filed all forms, reports and documents required to be filed with the SEC (collectively, the "Corvis SEC Reports") pursuant to the federal securities Laws and Regulations of the SEC promulgated thereunder, and all Corvis SEC Reports have been filed in all material respects on a timely basis. The Corvis SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the Regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Corvis SEC Reports (i) complied in all material respects with applicable accounting requirements and the published Regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly presents the consolidated financial position of the Corvis as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in Corvis' Form 10-Q reports were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material in amount to Corvis.

     3.6  Registration Statement; Proxy Statement/Prospectus. The Registration
          --------------------------------------------------
Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of Corvis, at the time of the Corvis Stockholders' Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, Corvis makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the Registration Statement or Proxy Statement. Notwithstanding anything to the contrary in this Agreement, Corvis makes no representation, warranty or covenant regarding any information supplied by the Company for inclusion in the Registration Statement or Proxy Statement.

     3.7  Affiliates; Tax Matters. To the Knowledge of Corvis, neither Corvis
          -----------------------
and Corvis Sub nor any of their Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     3.8  Compliance. Corvis and Corvis Sub are each in compliance with, and is
          ----------
not in default or violation of, (i) its Certificate of Incorporation and Bylaws,
(ii) any Law or Order by which any of their respective assets or properties or business are bound or affected, or (iii) any note, bond, mortgage, indenture, Contract, permit, franchise or other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected except where the failure to comply under subparagraph (ii) and

(iii) above could not reasonably be expected to have a Material Adverse
Effect on Corvis. Corvis and Corvis Sub are each in compliance with the terms of all Approvals except where the failure to be in compliance with any such approval could not reasonably be expected to have a Material Adverse Effect on Corvis.

     3.9  Absence of Litigation. Except as disclosed in Exhibit J hereto, there
          ---------------------                         ---------
is no Litigation or investigation pending or threatened against, or otherwise adversely affecting Corvis or Corvis Sub or any of their respective properties, assets or rights that could reasonably be expected to result in a Material Adverse Effect or otherwise challenging or seeking to delay or terminate the consummation of the Merger. Neither Corvis or Corvis Sub is subject to any outstanding Litigation or Order which, individually or in the aggregate, would prevent, hinder or delay Corvis from consummating the transactions contemplated by this Agreement.

     3.10 Absence of Restrictions on Business Activities. Corvis has no Contract
          ----------------------------------------------
nor is subject to any Order that has had or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Corvis or the material conduct of business by Corvis as currently conducted or as proposed to be conducted by Corvis. Corvis is not subject to any non-competition or similar restriction on its business.

     3.11 Intellectual Property Claims. Except as otherwise disclosed by Corvis
          ----------------------------
to the Company prior to the date hereof or disclosed in any of the Corvis SEC Reports filed prior to the date hereof, there is no Litigation pending or threatened, alleging that Corvis' activities or the conduct of its business infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party nor has any third party brought or threatened any Litigation challenging the ownership, use, validity or enforceability of any Intellectual Property except where such event could not reasonably be expected to have a Material Adverse Effect.

     3.12 Certain Business Practices. As of the date hereof, neither Corvis nor
          --------------------------
any director, officer, employee or agent of Corvis, acting on Corvis' behalf, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment.

     3.13 Required Vote. As of the date hereof, the Special Committee of the
          -------------
Board of Directors of Corvis has (i) approved and declared advisable this Agreement and approved each Related Agreement to which Corvis is a party, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the stockholders of Corvis; (iii) resolved to recommend adoption of this Agreement, the Related Agreements, the Merger and the other transactions contemplated hereby and thereby to the stockholders of Corvis; and (iv) directed that this Agreement and the Related Agreements to which any such stockholder is a party and the Merger be submitted to the stockholders of Corvis for their approval and authorization.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1  Conduct of Business by the Company Pending the Merger. The Company
          -----------------------------------------------------
covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless Corvis shall otherwise agree in writing, the Company shall conduct its business and not take any actions except, in the Ordinary Course of Business. The Company shall use its reasonable best efforts to preserve intact the business organization and assets of the Company, and to operate, according to plans and budgets provided to Corvis, including the Company Business Plan, to keep available the services of the present officers, employees and consultants of the Company, to maintain in effect Material Agreements and to preserve the present relationships of the Company with customers, licensees, suppliers and other Persons with which the Company has business relations. By way of amplification and not limitation, except as expressly permitted by this Agreement, the Company shall not, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Corvis:

     (a) amend or otherwise change the Certificate of Incorporation or Bylaws of the Company (except as contemplated to give effect to the Recapitalization and the allocations of the Merger Consideration by and among the holders of Company Preferred Stock in accordance with Section 1.6(c) above) or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company, other than to reflect the Recapitalization of the Company referenced in Section 1.6(c) of this Agreement;

     (b)  except as disclosed in Section 4.1(b) of the Company Disclosure
                                                       ------------------
Schedule, issue, sell, transfer, pledge, dispose of or encumber, or authorize
--------
the issuance, sale, transfer, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company (except for the issuance of shares of Company Common Stock issuable pursuant to the Company Warrants and Outstanding Employee Options granted prior to the date hereof under the Company Option Plans, which options are outstanding on the date hereof); or sell, transfer, pledge, dispose of or encumber, or authorize the sale, transfer, pledge, disposition or encumbrance of any assets of the Company (except for sales of assets in the Ordinary Course of Business) or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company;

     (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property or any combination thereof) in respect of any of its capital stock or other equity interests; split, combine or reclassify any of its capital stock or other securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or propose to do any of the foregoing;

     (d) except in the Ordinary Course of Business, sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Intellectual Property rights, or amend or modify in any material way any existing agreements with respect to any Intellectual Property rights;

     (e) acquire (by merger, consolidation, acquisition of stock or other securities or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the Ordinary Course of Business except for the Comerica line of credit in a principal amount of not more than $7,000,000; authorize any capital expenditures which are, in the aggregate, in excess of $25,000 for the Company or as provided in the Company Business Plan;

     (f) hire or terminate any employee or consultant, except in the Ordinary Course of Business; increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees in the Ordinary Course of Business, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock or other equity option, restricted stock or other restricted security, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

     (g) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

     (h) create, incur, suffer to exist or assume any Lien on any of its material assets;

     (i) make any Tax election or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

     (j) pay, discharge, satisfy or settle any material Litigation or waive, assign or release any material rights or claims except, in the case of Litigation, any Litigation which settlement would not (A) impose either material restrictions on the conduct of the business of the Company, or (B) for any individual Litigation item settled, exceed $25,000 in cost or value to the Company;

     (k) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any related party, other than those existing as of the date hereof which are listed in Section 4.1(k) of the Company Disclosure Schedule;
---------------------------

     (l) fail to maintain in full force and effect all insurance policies currently in place or obtain suitable replacements thereof; or

     (m) increase or decrease its research and development activity and capital expenditures as set forth in the Company Business Plan;

     (n) take any action that (without regard to any action taken, or agreed to be taken, by Corvis or any of its Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code; or

     (o) fail to pay or discharge in the Ordinary Course of Business any current liabilities or trade payables of the Company in an aggregate amount in excess of $25,000.

     4.2  No Solicitation of Other Proposals.
          ----------------------------------

     (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, and shall not permit any of its Affiliates or any of its or their respective stockholders, officers, directors, employees, representatives or agents (collectively, the "Company Representatives") directly or indirectly, to
(i) solicit, entertain, encourage or take any action to solicit, entertain or encourage, any inquiries or communications regarding any Acquisition Proposal (as defined herein) or (ii) participate or engage in any discussions or negotiations with, or provide any information to or take any other action regarding any possible Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person (other than Corvis or Corvis Sub) relating to any merger, consolidation, share, exchange, recapitalization, liquidation or other direct or indirect business combination or reorganization, involving the Company or the issuance or acquisition of shares of capital stock or other equity securities of the Company or the sale, lease exchange, license, (whether exclusive or not), or other disposition of any significant portion of the Intellectual Property, or any significant portion of the business or other assets of the Company, or any other similar transaction. The Company shall promptly notify each Company Representative of its obligations under this Section 4.2.

     (b)  In addition to the other obligations of the Company set forth in this
Section 4.2, the Company shall immediately advise Corvis orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry or communication relating to an Acquisition Proposal.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1  Proxy Statement/Prospectus; Registration Statement.
          --------------------------------------------------

     (a) Corvis shall prepare and file with the SEC a Registration Statement, covering the Merger Shares in which the proxy statement (the "Proxy Statement") shall be included as a prospectus, and the parties hereto shall use reasonable, good faith efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Corvis shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the Registration Statement.

     (b) Corvis and the Company shall, as promptly as practicable, make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the Regulations thereunder and under applicable Blue Sky or similar securities Laws, and shall use all reasonable efforts to obtain required Approvals with respect thereto.

     (c) Subject to the fiduciary obligations of the Special Committee, the Proxy Statement shall include the recommendation of the Special Committee of the Board of Directors of Corvis in favor of approval and adoption of this Agreement and the Merger by the stockholders of Corvis.

     (d) Corvis shall vote its shares of the Company Common Stock in favor of the approval and adoption of the Merger and this Agreement at any meeting of the shareholders of the Company convened for such purpose or in any written consent of the shareholders of the Company intended for that purpose.

     5.2  Meeting of Company Stockholders.
          -------------------------------

     The Company shall promptly after the date hereof take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to have the Merger and this Agreement presented to the shareholders of the Company for approval promptly after the Proxy Statement is first mailed to Corvis stockholders and shall consult with Corvis in connection therewith. Subject to any applicable fiduciary duty, the Board of Directors of the Company shall recommend that this Agreement and the transactions contemplated hereby be approved and authorized by the stockholders of the Company. The Company shall solicit from stockholders of the Company proxies or written consents in lieu of a meeting in favor of proposed Merger and shall take all other action necessary or advisable to secure the requisite vote or consent of the Company's stockholders to approve the Merger and this Agreement.

     5.3  Meeting of Corvis Stockholders. Corvis shall promptly after the date
          ------------------------------
hereof take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws and the Proxy Statement to duly call, give notice of and hold the Corvis stockholders meeting as a special meeting or annual meeting to approve the Merger and this Agreement.

     5.4  Access to Information; Confidentiality.
          --------------------------------------

     (a) Upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Corvis, reasonable access, during the period prior to the Effective Time, to all its properties, Intellectual Property, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Corvis all information concerning its business, properties, books, contracts, commitments, record and personnel as Corvis may reasonably request. The Company shall make available to Corvis the appropriate individuals for discussion of the Company's business, properties and personnel as Corvis may reasonably request. No investigation pursuant to this Section 5.4 shall affect any representations or warranties of the Company herein or the conditions to the obligations of the Company hereto.

     (b)  Corvis and the Company shall keep all information obtained pursuant to
Section 5.4 confidential in accordance with the terms of the Bi-Lateral Non-Disclosure Agreement dated as of August 21, 2001, (the "Confidentiality Agreement"), between Corvis and the Company. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Corvis hereby agree that each such party may issue press release(s) or make other public announcements in compliance with Section 5.9 below.

     5.5  Reasonable Best Efforts; Further Assurances.
          -------------------------------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use reasonable good faith efforts to take all actions and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, and by the Related Agreements.

     (b) Corvis and the Company shall use reasonable good faith efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VI, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     (c) The Company and Corvis shall cooperate with one another (i) in connection with the preparation of the Registration Statement and the Proxy Statement; (ii) in connection with the preparation of any filing required by the HSR Act or any Foreign Competition Laws; (iii) in determining whether any action by or in respect of, or filing with, any Governmental Authority or other third party, is required, or any Approvals are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby; (iv) in seeking any Approvals, or making any filings, including furnishing information required in connection therewith or with the Registration Statement or the Proxy Statement, and timely seeking to obtain any such Approvals, or making any filings; and (v) in connection with the approval for quotation on NASDAQ of the Corvis Common Stock to be issued in the Merger.

     (d) Corvis and the Company agree not to engage in any transaction or enter into any agreement, arrangement or understanding with any party that could reasonably be likely to prevent or materially impair or delay the consummation of the Merger.

     5.6  Employee Benefits.
          -----------------

     (a) Subject to Section 5.13 below, Corvis agrees that individuals who are employed by the Company immediately prior to the Effective Time shall become employees of the Surviving Corporation or Corvis upon the Effective Time (each such employee, a "Company Employee" on terms and conditions established by Corvis); provided, however, that this Section 5.6 shall not be construed to limit the ability of the Surviving Corporation, or the Company to terminate the employment of any Company Employee at any time.

     (b) After the Effective Time, the Company Employees shall be eligible to participate in the employee benefit plans of Corvis to the same extent as any similarly situated and geographically located employee of Corvis and subject to all of the terms, limitations and conditions for participation set forth in these plans. In addition, unless otherwise prohibited by Applicable Law, if any employee plans are adopted by Corvis after the Effective Time that allow participants credit for service with prior employers, employees of the Company who become Corvis employees upon the Effective Time shall receive credit for their prior employment with the Company under such new plans.

     5.7   Notification of Certain Matters.
           -------------------------------

     (a) The Company shall give prompt notice to Corvis, and Corvis shall give prompt notice to the Company, of any event that results in or may reasonably result in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Corvis or Corvis Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section
5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (b) Each of the Company and Corvis shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the Related Agreements; (ii) any notice or other communication from any Governmental Authority in connection with the Merger or the Related Agreements;
(iii) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Agreement of the Company; and
(iv) any event that is likely to delay or impede the ability of either Corvis or the Company to consummate the transactions contemplated by this Agreement or the Related Agreements or to fulfill their respective obligations set forth herein or therein.

     5.8   Listing on NASDAQ. Corvis shall use its reasonable best efforts to
           -----------------
cause the Corvis Common Stock to be issued in the Merger to be approved for quotation on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

     5.9   Public Announcements. Corvis and the Company shall consult with and
           --------------------
obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, which approval shall not be unreasonably withheld except such release or announcement by Corvis as may be required by Law or any listing agreement related to the trading of the Corvis shares on NASDAQ, in which case Corvis shall use reasonable efforts to consult in good faith with the Company before issuing any such press release or making any such public announcement.

     5.10  Employment and Non-Competition Agreements. Within fifteen (15) days
           -----------------------------------------
after the date hereof, the Company shall cause each of the employees of the Company listed on Exhibit K hereto to deliver to Corvis an executed version of
                  ---------
his employment and non-competition agreement, which agreements shall become effective as of the Effective Time. The forms of those respective agreements are attached hereto as Exhibit L.
                   ---------

     5.11  Amendment of Bannantine and Borkey Employment Agreements. James
           --------------------------------------------------------
Bannantine and Todd Borkey have each, as of the date hereof, executed the Amendment Agreement to their current respective employment agreements with the Company, the forms of which are attached hereto as Exhibit M1 and Exhibit M2.
                                                   ----------     ----------

     5.12  Consent and Proxy of Certain Corvis Stockholders. David Huber has, as
           ------------------------------------------------
of the date hereof, executed the Proxy in the form attached hereto as Exhibit N.
                                                                      ---------

     5.13  Termination of Certain Company Employees. With the prior consent of
           ----------------------------------------
the Company, and effective as of the Effective Time, the Company will terminate such Company employees as may be designated by Corvis.

     5.14  Proposals and Contracts. From the date hereof until the Closing Date,
           -----------------------
the Company will provide not less than five (5) days prior written notice to Corvis of the Company's proposed entry into any Material Contract or any material amendment, assignment or termination of any Material Contract (a "Material Agreement Change") or any response, bid or proposal the Company intends to make to a material contracting opportunity with any current or potential customer or supplier with respect to goods and services related to terrestrial and/or undersea networking equipment (a "Material Proposal"). The Company will discuss with Corvis any issues raised by Corvis with respect to such Material Contract, Material Contract Changes and Material Proposals and Corvis shall not unreasonably delay providing the Company with its comments thereto. Following the date upon which the parties receive notice of all required Approvals of the Merger under the pre-merger notification requirements of the HSR Act, the Company will not enter into any such Material Agreement or Material Agreement Change or make any Material Proposal that will be binding upon the Company without Corvis' prior written consent which consent shall not be unreasonably withheld or delayed. The parties agree that if the then existing circumstances do not reasonably permit the Company to give the five day notice required above, the Company will give Corvis such prior notice as is reasonably practicable. To the extent that the Company is prohibited from making the full disclosures required under this Section 5.14 by any contract with or requirement imposed by a current or potential customer or supplier, it shall advise Corvis of that prohibition and shall provide to Corvis all required information which is not subject to that prohibition on disclosure.

     5.15  Recapitalization. The Company shall cause the Recapitalization to be
           ----------------
effected in accordance with the terms of Section 1.6(c) above.

     5.16  Other Actions. Corvis and the Company each agree that it shall not
           -------------
take or omit to take any actions (i) that (without regard to any action taken, or agreed to be taken by the other party) would materially impair or delay the consummation of the Merger; (ii) that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (iii) terminate or materially adversely alter the terms or coverage amounts under such party's directors and officers liability insurance.

                                   ARTICLE VI
                              CONDITIONS OF MERGER

     6.1   Conditions to Obligation of Each Party to Effect the Merger. The
           -----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a)   Effectiveness of the Registration Statement. The Registration
           -------------------------------------------
Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement or the use of the Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Corvis or the Company, threatened by the SEC.

      (b)  Shareholder Approval. This Agreement and the Merger shall have been
           --------------------
approved and adopted (i) by the requisite vote of the stockholders of the Company in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Company, and (ii) by the requisite vote of the stockholders of Corvis and Corvis Sub in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Corvis and the requirements under the applicable rules of NASDAQ.

     (c)   NASDAQ Listing. The shares of Corvis Common Stock issuable to the
           --------------
stockholders of the Company pursuant to this Agreement shall have been approved for quotation on NASDAQ subject to official notice of issuance.

     (d)   HSR Act and Foreign Competition Laws. All applicable  waiting periods
           ------------------------------------
or approvals under the HSR Act and Foreign Competition Laws shall have expired or been terminated or received.

     (e)   No Injunctions or Restraints; Illegality. No temporary restraining
           ----------------------------------------
order, preliminary or permanent injunction or other Order or proceeding by any Governmental Authority (whether temporary, preliminary or permanent) issued by any Court of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger in accordance with the terms of this Agreement.

     (f)   Tax Opinions. Corvis shall have received a written opinion of Mintz,
           ------------
Levin, Cohn, Ferris, Glovsky & Popeo, and the Company shall have received a written opinion of Kirkpatrick & Lockhart, both in form and substance substantially consistent with Exhibit O hereto, dated as of the Effective Date,
                              ---------
substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of each of Corvis, Corvis Sub, the Company, their respective Affiliates and others.

     6.2   Additional Conditions to Obligations of Corvis and Corvis Sub. The
           -------------------------------------------------------------
obligations of Corvis and Corvis Sub to effect the Merger are also subject to the following conditions, any of which may be waived in writing by Corvis in its sole discretion:

     (a)   Representations and Warranties. (i) The representations and
           ------------------------------
warranties of the Company contained in this Agreement and the Related Agreements and the representations and warranties of the Principal Stockholders under the Stockholders Agreement and the Related Agreements to which any of them are a party shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time (except for those representations and warranties which address matters only as of a particular date, in which case such representations and warranties so qualified shall be true and correct, on and as of such particular date), with the same force and effect as if made on and as of the Effective Time; provided, however, that this condition shall be deemed satisfied unless all of such breaches, when considered together, shall have a Material Adverse Effect, and Corvis and Corvis Sub shall have received a certificate confirming that there is no such Material Adverse Effect signed by the Chief Executive Officer and Chief Financial Officer of the Company and of each of the Subsidiaries; and (ii) none of the matters disclosed by the Company to Corvis prior to the date hereof pursuant to Section 2.18(g) above shall have had a Material Adverse Effect.

     (b)   Agreements and Covenants. The Company shall have performed or
           ------------------------
complied with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by it on or prior to the Effective Time, except for any failure to perform or comply with such agreements and covenants which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Corvis and Corvis Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

     (c)   Third Party Consents. Corvis shall have received evidence, in form
           --------------------
and substance reasonably satisfactory to it, that those Approvals of Governmental Authorities and other third parties described in this Agreement, except where failure to have been so obtained, either individually or in the aggregate, shall not have a Material Adverse Effect.

     (d)   Company Affiliate Agreements. Each of the Persons identified in
           ----------------------------
Section 2.20 of the Company Disclosure Schedule shall have executed and
                    ---------------------------
delivered a Company Affiliate Agreement in the form of Exhibit P with Corvis
                                                       ---------
which shall be in full force and effect.

     (e)   Related Agreements. Each of the Related Agreements shall be in full
           ------------------
force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto prior to the Effective Time shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to any Related Agreement shall execute and deliver such Related Agreement.

     (f)   Termination of Prior Agreements. Each of the Investment Agreements,
           -------------------------------
Investors Rights Agreements, Voting Agreements, Co-Sale Agreements, and Escrow Agreements between the Company, the Principal Stockholders and others shall have been terminated without liability to any of the parties thereto effective as of the Effective Time.

     (g)   Termination of Warrants. All of the outstanding Company Warrants
           -----------------------
shall have been exercised on a cashless exercise basis or terminated in full without liability to the Company.

     (h)   Restricted Stock Options. Each holder of a Company Option or Company
           ------------------------
Restricted Stock shall have had his/her Company Option or Company Restricted Stock terminated or substituted for a Corvis Option and Restricted Stock, as appropriate, pursuant to Section 1.8 hereof.

     6.3   Additional Conditions to Obligations of the Company. The obligation
           ---------------------------------------------------
of the Company to effect the Merger is also subject to the following conditions, any of which may be waived by the Company in writing in its sole discretion:

     (a)   Representations and Warranties. The representations and warranties of
           ------------------------------
Corvis and Corvis Sub contained in this Agreement shall be true and correct in all material respects and when made and on and as of the Effective Time, (except for those representations and warranties which address matters only as of a particular date, in which case such representations and warranties so qualified shall be true and correct on and as of such particular date), with the same force and effect as if made on and as of the Effective Time; provided, however, that this condition shall be deemed satisfied unless any or all of such breaches, when considered together, shall have a Material Adverse Effect, and the Company shall have received a certificate confirming that there is no such Material Adverse Effect signed by the Chief Financial Officer of Corvis, with respect to Corvis and the Chief Financial Officer of Corvis Sub, with respect to Corvis Sub.

     (b)   Agreements and Covenants. Corvis and Corvis Sub shall have performed
           ------------------------
or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, except for any failure to perform or comply with such agreements and covenants which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Corvis, with respect to Corvis and the Chief Financial Officer of Corvis Sub, with respect to the Corvis Sub.

     (c)   Warrants to Purchase Additional Corvis Common Stock. Each of the
           ---------------------------------------------------
Principal Stockholders shall have received a fully executed Warrant certificate to purchase additional shares of Corvis Common Stock, substantially in the form attached hereto as Exhibit Q.
                   ---------

                                  ARTICLE VII
                                 INDEMNIFICATION

     7.1   Definitions. As used in this Agreement, the following terms shall
           -----------
have the following meanings:

     (a)   "Company Event of Indemnification" shall mean the following:
            --------------------------------

           (i) the untruth, inaccuracy or breach of any representation or warranty contained in Article III of this Agreement or in any Exhibit or Schedule hereto or any document delivered by Corvis in connection herewith;

           (ii) the breach of any agreement or covenant of Corvis or Corvis Sub contained in this Agreement or in any Exhibit or Schedule hereto; or

           (iii) any and all claims of third parties based upon facts alleged that, if true, would constitute a breach or misrepresentation under Section 7.1(a)(i) or (ii) above ("Third Party Claims").

     (b)   "Company Indemnification Persons" shall mean and include the Company,
            -------------------------------
the Principal Stockholders and their respective affiliates, successors, assigns and the respective officers and directors of each of the foregoing. The Principal Stockholders have agreed to comply with this Article VII pursuant to the Stockholders Agreement.

     (c)   "Company Indemnifying Persons" shall mean and include each of the
            ----------------------------
Principal Stockholders of the Company who are parties to this Agreement and its or his respective successors, assigns, heirs and legal representatives and estates.

     (d)   "Corvis Event of Indemnification" shall mean the following:
            -------------------------------

           (i) the untruth, inaccuracy or breach of any representation or warranty contained in Article II of this Agreement or the Stockholders Agreement, or in the Company Disclosure Schedule, any Exhibit or Schedule
                          ---------------------------
     hereto or any document delivered by the Company or any of the Principal Stockholders in connection herewith;

           (ii) the breach of any agreement or covenant of the Company, contained in this Agreement or in the Company Disclosure Schedule, any
                                           ---------------------------
     Exhibit hereto or any document delivered in connection herewith or of the Principal Stockholders under the Stockholders Agreement; or

           (iii) any and all claims of third parties based upon facts alleged that, if true, would constitute a breach or misrepresentation under Section 7.1(d)(i) or (ii) above ("Third Party Claims").

     (e)   "Corvis Indemnified Persons" shall mean and include Corvis, Corvis
            --------------------------
Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

     (f)   "Corvis Indemnifying Persons" shall mean and include Corvis and its
            ---------------------------
successors and assigns.

     (g)   "Event of Indemnification" shall mean or include a Company Event of
            ------------------------
Indemnification and a Corvis Event of Indemnification, as appropriate.

     (h)   "Indemnified Person" shall mean and include a Company Indemnified
            ------------------
Person and a Corvis Indemnified Person, as appropriate.

     (i)   "Indemnifying Person" shall mean and include a Company Indemnifying
            -------------------
Person and a Corvis Indemnifying Person, as appropriate.

     (j)   "Losses" shall mean any and all losses, claims, shortages, damages,
            ------
liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under this Section 7, but excluding any indirect, consequential or special damages and less the amount of insurance proceeds recovered by the Indemnified Person with respect to such Loss.

     7.2   Indemnification by Company Indemnifying Persons Generally.
           ---------------------------------------------------------

     (a) The Company Indemnifying Persons shall, on a joint and several basis, indemnify the Corvis Indemnified Persons from and against any and all Losses arising from or in connection with any Corvis Event of Indemnification, which shall be paid solely and exclusively from the Escrow Fund (as provided for and defined in the General Indemnity Escrow Agreement). No claim for Loss under this
Section 7.2 shall be paid out of the Escrow Fund unless and until any individual claim is in excess of $5,000 and either alone or with other claims aggregate at least $150,000. Subject to Section 7.2(b) below, the indemnification obligations of

Principal Stockholders shall be limited to the full amount of the Escrow Fund. No Company Indemnifying Person may seek any contribution, indemnification or subrogation claim against any of the Corvis Indemnified Persons, relating to any indemnification made under this Section 7.

     (b) Notwithstanding any of the foregoing, the Corvis Indemnified Persons shall have the right (including rights available under the Securities Act or the Exchange Act) without any limitation of liability of Company Indemnifying Persons to bring any claim, demand, suit or cause of action otherwise available to the Corvis Indemnified Persons based upon an allegation or allegations that the Company and/or the Company Indemnifying Persons, or any of them, had an intent to defraud or made a knowing and intentional misrepresentation of a material fact in connection with this Agreement or the Related Agreements and the transactions contemplated hereby or thereby; provided, however, that the amount of Loss for which any Corvis Indemnified Party may be indemnified under this Section 7.2(b) shall not exceed the fair market value of the Merger Shares determined as of the Effective Time in accordance with the procedures set forth in Section 5 of the Indemnity Agreement.

     7.3   Indemnification by Corvis Indemnifying Persons Generally.
           --------------------------------------------------------

     (a) The Corvis Indemnifying Persons shall indemnify the Company Indemnified Persons from and against any and all Losses arising from or in connection with any Company Event of Indemnification. No claim for Loss under this Section 7.3 shall be paid by Corvis unless and until any such individual claim is in excess of $5,000 and either alone or with other such claims aggregate at least $150,000. Subject to Section 7.3(b) below, the indemnification obligations of Corvis Indemnifying Persons shall be limited to $15 million in the aggregate.

     (b) Notwithstanding any of the foregoing, the Company Indemnified Persons shall have the right (including rights available under the Securities Act or the Exchange Act) without any limitation of liability of the Corvis Indemnifying Persons to bring any claim, demand, suit or cause of action otherwise available to the Company Indemnified Persons based upon an allegation or allegations that the Corvis Indemnifying Persons, or any of them, had an intent to defraud or made an intentional misrepresentation of a material fact in connection with this Agreement or the Related Agreements and the transactions contemplated hereby or thereby, provided, however, that the amount of Loss for which any Company Indemnified Party may be indemnified under this Section 7.3(b) shall not exceed the fair market value of the Merger Shares determined as of the Effective Time in accordance with the procedures set forth in Section 5 of the Indemnity Agreement.

     7.4   Assertion of Claims. No claim shall be brought under Sections 7.2 or
           -------------------
7.3 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Principal Stockholders' Committee or Corvis (as appropriate) (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 7.5 of any Third Party Claim, the existence of which might give rise to such a claim. The failure to so provide such notice to the Stockholders Committee or Corvis (as appropriate) will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in any material loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 7.2 and 7.3 hereof.

     7.5   Notice and Defense of Third Party Claims. Losses resulting from the
           ----------------------------------------
assertion of a "Third Party Claim" shall be subject to the following terms and conditions:

     (a) The Indemnified Persons shall promptly give written notice to the Stockholders' Committee or Corvis (as appropriate) of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Stockholders' Committee or Corvis (as appropriate) will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

     (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Stockholders' Committee or Corvis (as appropriate) and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims. The Indemnifying Person(s) shall be entitled to participate, with counsel of its/their own choosing, in the defense of the Third Party Claim, at its/their own expense, provided that final decisions as to the defense of such action shall be made by the Indemnified Person after consultation with the Indemnifying Party(s). Notwithstanding the foregoing, no Indemnified Person shall, without the written consent of the Indemnifying Person(s), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Third Party Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnifying Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnifying Person from all liability arising out of such action or claim, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnifying Person.

     7.6   Survival of Representations and Warranties. The representations and
           ------------------------------------------
warranties made by the Company in Article II and the Principal Stockholders in the Stockholders Agreement and Corvis and Corvis Sub under Article III shall survive the Effective Time until the later of (i) the first anniversary of the Closing Date, or (ii) 60 days after delivery of the audited financial statements of the Company for fiscal year 2002 but in no event later than 60 days following the first anniversary of the Closing Date.

     7.7   Related Agreements. Nothing in this Section 7 shall be deemed to
           ------------------
limit, terminate or restrict any of the rights and remedies Corvis or the Surviving Corporation may have relating to or arising from any breach or default under the Related Agreements.

     7.8   Stockholders' Committee.
           -----------------------

     (a) Upon approval of the Merger, the Principal Stockholders shall be deemed, for themselves and their personal representatives and other successors, to have constituted and appointed, effective from and after the Effective Time, a committee of three persons initially to consist of John Spirtos, Steve Morrel and Steve Bottum, as their agents and attorneys-in-fact (the "Stockholders' Committee") to take all action required or permitted under this Agreement, the General Indemnity Escrow Agreement on behalf of all of the Principal Stockholders of the Company, the giving and receiving of all notices and consents and the execution and delivery of all documents, including any amendments of any term or provision hereof or of the General Indemnity Escrow Agreement, and the execution and delivery of any agreements and releases in connection with the settlement of any dispute or claim under Article VII hereof or the General Indemnity Escrow Agreement. The vote of a majority of the Stockholders' Committee shall be required to take any action on behalf of the Principal Stockholders pursuant to the authority granted to them under this
Section 7.8.

     (b) In the event of the death, incapacity, removal or resignation of any of the members of any of the Stockholders' Committee or a vacancy thereon for any other reason, the remaining members of the Stockholders' Committee shall promptly appoint a further substitute or substitutes and shall advise Corvis thereof. As between the Stockholders' Committee and the Principal Stockholders of the Company, the members of the Stockholders' Committee shall not be liable for, and shall be indemnified by the Principal Stockholders or provided with insurance against, any good faith error of judgment on their part or any other act done or omitted by them in good faith in connection with their duties as members of such Committee, except for gross negligence or willful misconduct.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     8.1   Termination. This Agreement may be terminated and the Merger
           -----------
contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Corvis, in the following manner:

     (a) By mutual written consent duly authorized by the Boards of Directors (or Special Committee thereof) of Corvis and the Company; or

     (b) By either Corvis or the Company if the Merger shall not have been consummated on or before June 30, 2002; provided, however, that if the Merger
                                        --------  -------
shall not have been consummated solely due to the waiting period (or any extension thereof) or approvals under the HSR Act or any Foreign Competition Laws not having expired or been terminated or received, then such date shall be extended to July 31, 2002; or

     (c) By either Corvis or the Company, if a Court or Governmental Authority shall have issued an Order or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger; or

     (d) By either Corvis or the Company, if, prior to June 1, 2002 the requisite vote of the stockholders of the Company and of Corvis to approve and adopt this Agreement and the Merger shall not have been obtained; or

     (e) By Corvis, if (i) at any time any of the representations and warranties of the Company herein or the representations and warranties of the Principal Stockholders under the Stockholders Agreement are or become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(e)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement, including but not limited to the covenant to secure the required employment agreements and non-compete agreements from all of the Company employees as referenced in Section 5.10 above, such that
Section 6.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(e)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 15 days after notice to the Company; or

     (f) By the Company, if (i) at any time the representations and warranties of Corvis or Corvis Sub herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(f)), or (ii) there has been a breach on the part of Corvis or Corvis Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(f)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 15 days after notice to Corvis.

     8.2   Effect of Termination. Except as provided in this Section 8.2, in the
           ---------------------
event of the termination of this Agreement pursuant to Section 8.1, this Agreement (other than this Section 8.2 and Sections 2.21, 5.4(b), 8.3 and
Article IX, which shall survive such termination) will forthwith become void, and (except as provided in Section 8.3 below) there will be no liability on the part of Corvis, Corvis Sub or the Company and its Principal Stockholders or any of their respective officers or directors and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement which was the basis for termination of the Agreement under
Section 8.1(e) or (f); provided, however, if Corvis thereafter fulfills its
                       --------  -------
obligations under Section 8.3 below, the Company shall have no claim for breach by Corvis or Corvis Sub on any grounds other than for fraud or relating to an intentional breach by Corvis of a representation, warranty or covenant within its reasonable control.

     8.3   Investment in the Company. In the event this Agreement terminates for
           -------------------------
any reason other than pursuant to Section 8.1(e) above (the "Applicable Termination"), Corvis agrees to make the following investments in the Company on the terms and conditions set forth in this Section 8.3.

     (a) Within 30 days after the Applicable Termination, Corvis will, upon the written request of the Company, transfer to the Company title to equipment and other personal property to be identified by mutual agreement of the parties (the "Transferred Equipment") and shall provide the in-kind physical facilities support (the "In-Kind Support") to be mutually agreed upon by the parties. The Transferred Equipment and In-Kind Support shall have an aggregate fair market value of $8,000,000 and the parties shall negotiate in good faith to reach agreement on that fair market value. In addition, with the prior written consent of Corvis and the Company, Corvis may make available Transferred Equipment or In-Kind Support prior to the Effective Time for a purchase price to be negotiated by the parties. All such Transferred Equipment shall be in good working condition, ordinary wear and tear excepted, and good title to such Transferred Equipment shall be conveyed to the Company free and clear of any Liens. Except for the foregoing, Corvis disclaims any and all warranties, express or implied, of any kind or nature relating to the Transferred Equipment, including warranties of fitness for a particular purpose and warranties of merchantability. The parties will work in good faith to substitute different items or equipment of comparable value if necessary or appropriate as a result of the changing needs of the parties or the unavailability of the stipulated equipment. The parties hereby agree that the value of such Transferred Equipment and In-Kind Support is Eight Million Dollars ($8,000,000). In consideration for the contribution of the Transferred Equipment and In-Kind Support, the Company shall issue to Corvis, as and when the Transferred Equipment and In-Kind Support are received, shares of its Series B Preferred Stock at the same price, terms and conditions as shares of Series B Preferred Stock are issued to Optical Capital Group, L.P. ("OCG") with respect to OCG's investment of Five Million Dollars ($5,000,000) in the Company pursuant to Section 8.3(d) below.

     (b) Within 30 days after the Applicable Termination, upon the written request by the Company, Corvis will purchase additional shares of Series B Preferred Stock for Five Million Dollars ($5,000,000) in cash. In consideration for that Five Million Dollars ($5,000,000) investment, the Company shall issue to Corvis shares of its Series B Preferred Stock at the same price, terms and conditions as shares of Series B Preferred Stock are issued to OCG with respect to OCG's investment of Five Million Dollars ($5,000,000) pursuant to Section 8.3(d) below.

     (c) No later than 180 days after the Applicable Termination, Corvis will, upon written request of the Company, invest an additional Five Million Dollars ($5,000,000) (subject to reduction as provided below) in the Company. In consideration for that additional investment, the Company shall, at the option of Corvis, issue shares of (i) the same series of Preferred Stock as the Company has sold to any other investor (the "Additional Investor") at any period after the Applicable Termination and such investment shall be on no less favorable price, terms and conditions as that Additional Investor acquired such shares, or
(ii) Series B Preferred Stock at the price and terms provided to OGG with respect to its investment under Section 8.3(d) below. Notwithstanding the foregoing, the additional $5 million investment under this Section 8.3(c) shall be reduced dollar for dollar by the amounts in excess of Thirty Million Dollars ($30,000,000) received or contractually committed to the Company in a private placement of its securities after the Applicable Termination (exclusive of the following amounts committed for investment as of the date hereof: $4.6 million recent Series B escrow takedown; $1.2 million purchase by U.S. Ventures of Series B Preferred Stock; $7 million line of credit funding from Comerica and the existing OGG commitment to invest an additional $5 million in the Company).

     (d) As a condition for Corvis making the investments referenced in 8.3(a), (b) and (c) above, OCG shall purchase Five Million Dollars ($5,000,000) of Series B Preferred Stock in accordance with its contractual commitment.

     (e)   In the event that Corvis makes the contributions referenced in this
Section 8.3, following the Applicable Termination, the Company agrees that for a period of three (3) years thereafter in response to any bids or requests for proposal submitted to the Company by potential customers for the purchase of both terrestrial and undersea optical networking equipment, the Company will specify the use of Corvis as the provider of terrestrial equipment provided that the bid or request for proposal permits the Company to select or recommend the terrestrial equipment provider.

     8.4   Fees, Expenses and Additional Investment. Subject to Section 1.12
           ----------------------------------------
above, all fees and expenses incurred in connection with the negotiation and preparation of this Agreement and the Related Agreements and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. (All fees and expenses of the Company or the Principal Stockholders that are paid or incurred by the Company are herein referred to as the "Company Transaction Expenses"). All Company Transaction Expenses will be paid in full prior to the Closing.

     8.5   Amendment. This Agreement may be amended by the parties hereto at any
           ---------
time prior to the Effective Time; provided, however, that, after approval of the
                                  --------  -------
Merger by the stockholders of Corvis, no amendment may be made which would increase the amount or change the type of consideration into which each share of Company Capital Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     8.6   Waiver. At any time prior to the Effective Time, any party hereto may
           ------
extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1   No Waiver of Representations and Warranties. The representations,
           -------------------------------------------
warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

     9.2   Notices. All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within

24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

     (a)   If to Corvis or Corvis Sub:

                           CORVIS CORPORATION
                           7015 Albert Einstein Drive
                           Columbia, MD  21046
                           Telecopier: (443) 259-4417
                           E-Mail: klarsen@corvis.com
                                   ------------------
                           Attention:  Kim Larsen, Esq.

                           With copies to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 11911 Freedom Drive, Suite 400
                           Reston, Virginia  20190
                           Telecopier: (703) 464-4895
                           E-Mail:  smeza@mintz.com
                           Attention:   Scott Meza, Esq.

                           Morris Nichels Arsht & Tunnell
                           1201 N. Market Street
                           Wilmington, DE  19801
                           Telecopier: (302) 658-3989
                           E-Mail: jwolters@mnat.com
                                   -----------------
                           Attention: Jeffrey R. Wolters, Esq.

     (b)   If to the Company:

                           DORSAL NETWORKS, INC.
                           9212 Berger Road
                           Columbia, MD  21046
                           Telecopier:443-259-6860
                           E-Mail: sreback@dorsalnetworks.com
                                   --------------------------
                           Attention: Sanford Reback, Esq.

                           With a copy to:

                           KIRKPATRICK & LOCKHART, LLP
                           1800 Massachusetts Avenue, NW
                           2nd Floor
                           Washington, DC  20036
                           Telecopier: (202) 778-9100
                           E-Mail: tcooney@kl.com
                                   --------------
                           Attention:  Thomas F. Cooney, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be effective upon receipt.

     9.3   Disclosure Schedules. The Company Disclosure Schedule is divided into
           --------------------      ---------------------------
sections corresponding to the sections and subsections of this Agreement and the disclosure of any fact or item in any section of that Disclosure Schedule (unless expressly referenced with specificity therein) shall not, should the existence of the fact or item or its contents be relevant to any other section of the Disclosure Schedule, be deemed to be disclosed with respect to such other sections.

     9.4   Certain Definitions. For purposes of this Agreement, the term:

     (a) "Affiliates" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, without limitation, any partnership or joint venture in which the Person (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 5% or more;

     (b) "Beneficially own" with respect to a Person's ownership of any securities means

           (i)   such Person or any of such Person's Affiliates or associates

     (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act;

           (ii) such Person or any of such Person's Affiliates or associates has

                 (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, right, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the
                      --------  -------
           beneficial owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or associates until such tendered securities are accepted for purchase; and

                 (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be
                             --------  -------
           deemed the beneficial owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

           (iii) such securities which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

     (c) "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or in the State of Delaware.

     (d) "Company Disclosure Schedule" means a schedule of even date herewith delivered by the Company to Corvis concurrently with the execution of this Agreement, which, among other things, will identify exceptions to the representations, warranties and covenants of the Company contained in certain specified sections and subsections;

     (e) "Company Transaction Expenses" means all fees and expenses of the Company or the Principal Stockholders incurred by the Company in connection with this Agreement.

     (f) "Contract" means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

     (g) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (h) "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

     (i) "Environmental Laws" means any Law pertaining to: (i) the protection of health, safety and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, emission, discharge, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any emission, discharge or release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the Regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. ss. 6901 et seq.

     (j) "Exchange Agent" means any bank or trust company organized under the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act in the capacities required under Section 1.14(a).

     (k) "Foreign Competition Laws" means any foreign statutes, rules, Regulations, Orders, administrative and judicial directives, and other foreign Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

     (l) "GAAP" means generally accepted accounting principles, consistently applied.

     (m) "Governmental Authority" means any governmental, legislature agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

     (n) "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic and is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls or petroleum (including crude oil or any fraction thereof).

     (o) "Intellectual Property" means worldwide trademarks, service marks, trade names, Uniform Resource Locators ("URLs") and Internet URLs and applications therefor (and all interest therein), designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing) (collectively, "Patents"); copyrights (including any registrations, applications and renewals for any of the foregoing) (collectively, "Copyrights"); computer programs and other computer software; databases; technology, trade secrets and other confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes and methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing (collectively, "Trade Secrets").

     (p) "Knowledge" means (i) in the case an individual, knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter, and (ii) in the case of an Person (other than an individual) such Person will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, executive officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter, and, with respect to the Company shall mean the Chief Executive Officer, Chief Technology Officer, Chief Financial Officer and Chief Legal Officer and directors of the Company (excluding David Huber).

     (q) "Law" means all laws, statutes, ordinances and Regulations of any Governmental Authority including all decisions of Courts having the effect of law in each such jurisdiction;

     (r) "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens
--------  -------
for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws;

     (s) "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority, before any arbitrator or other tribunal;

     (t) "Material Adverse Effect" means any fact, event, change, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), operations, results of operations, assets, liabilities or prospects of the (A) Company, taken as a whole when such term is used in relation to the Company or the context otherwise so requires or (B) the Corvis and its subsidiaries, taken as a whole, when such term is used in relation to the Corvis or the context otherwise so requires; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the cause of which is (i) the result of the announcement of the Merger,
(ii) any change in laws of general applicability or interpretations thereof by courts or governmental authorities, (iii) any change in generally accepted accounting principles, (iv) any change in circumstances generally affecting the industry in which the Company operates, (v) any action or omission of the Company or Corvis taken with the prior written consent of Corvis or the Company, as applicable, or (vi) any changes in general economic conditions.

     (u) "Order" means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of any Court or Governmental Authority.

     (v) "Ordinary Course of Business" means the ordinary course of the Company's business consistent with the past practice of the Company and not material to the Company taken as a whole.

     (w) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); an

     (x) "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

     (y) "Related Agreements" means the General Indemnity Escrow Agreement, Release Agreements, Affiliate Agreement and Employment Agreements.

     (z) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Corvis or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Corvis or such other Person, as the case may be, (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (aa) "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including but not limited to those on or measured by or referred to as income, franchise, profits, gross receipts, capital, ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

     9.5  Severability. If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     9.6  Entire Agreement. This Agreement and the Related Agreements (including
          ----------------
all exhibits and schedules hereto and thereto) and other documents and instruments delivered in connection herewith constitute the entire agreement with respect to the Merger and related subject matter and supersede all prior agreements and undertakings (other than the Share Purchase and Call Option Agreement Agreement) dated as of September 1, 2000, by and between Corvis and the Company, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     9.7  Assignment. This Agreement shall not be assigned by operation of law
          ----------
or otherwise, except that Corvis Sub may assign all or any of their rights hereunder to any other wholly owned subsidiary of Corvis.

     9.8  Parties in Interest. This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.9  Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or
          -----------------------------------------------------
delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     9.10 Governing Law; Enforcement. This Agreement and the rights and duties
          --------------------------
of the parties hereunder shall be governed by, and construed in accordance with, the Law of the [State of Delaware]. Each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the state courts of the State of Delaware in the event any dispute arises out of this Agreement or any Related Agreement or any transaction contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Related Agreement or any transaction contemplated hereby or thereby other than in the state courts in the State of Delaware (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or Related Agreement or any transaction contemplated hereby or thereby and (e) consents to service of process by delivery pursuant to Section 9.2 hereof.

     9.11 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   CORVIS CORPORATION

                                   By: /s/ Kim D. Larsen
                                       ---------------------------------
                                   Name:  Kim D. Larsen
                                   Title: Senior Vice President, General
                                          Counsel and Secretary


                                   CORVIS ACQUISITION COMPANY, INC.

                                   By: /s/ Kim D. Larsen
                                       ---------------------------------
                                   Name:  Kim D. Larsen
                                   Title: Senior Vice President, General
                                          Counsel and Secretary


                                   DORSAL NETWORKS, INC.

                                   By: /s/ James Bannantine
                                       -----------------------------------
                                   Name:  James Bannantine
                                   Title: Chief Executive Officer

                             Index of Defined Terms

Acquisition Proposal ...........................................      4.2(a)
Additional Investor ............................................      8.3(c)
Affiliates .....................................................      9.4(a)
Agreement ......................................................     Caption
Applicable Termination .........................................         8.3
Approvals ......................................................      2.1(a)
Associated Person ..............................................     2.23(d)
Beneficial owner ...............................................      9.4(b)
Blue Sky Laws ..................................................      2.5(b)
Business Day ...................................................      9.4(c)
Cash Deficiency ................................................     1.12(a)
Cash Surplus ...................................................     1.12(b)
Certificate of Merger ..........................................         1.2
Code ...........................................................    Preamble
Closing ........................................................        1.16
Closing Date ...................................................        1.16
Company ........................................................     Caption
Company Affiliate Agreement ....................................      6.2(d)
Company Business Plan ..........................................   2.8(xiii)
Company Capital Stock ..........................................      1.6(a)
Company Common Stock ...........................................      1.6(a)
Company Certificates ...........................................     1.13(b)
Company Disclosure Schedule ....................................      9.4(d)
Company Employee ...............................................      5.6(a)
Company Event of Indemnification ...............................      7.1(a)
Company Indemnification Persons ................................      7.1(b)
Company Indemnifying Persons ...................................      7.1(c)
Company Options ................................................      1.8(a)
Company Option Plan ............................................      1.8(a)
Company Preferred Stockholders .................................      1.6(a)
Company Representatives ........................................      4.2(a)
Company Restricted Stock .......................................      1.8(d)
Company Transaction Expenses ...................................         8.4
Company Warrants ...............................................      2.2(b)
Confidentiality Agreement ......................................      5.4(b)
Contract .......................................................      9.4(f)
Control ........................................................      9.4(g)
Copyright ......................................................      9.4(o)
Corvis .........................................................     Caption
Corvis Certificate .............................................     1.14(b)
Corvis Common Stock ............................................      1.6(a)
Corvis Event of Indemnification ................................      7.1(d)

Corvis Indemnified Persons .....................................      7.1(e)
Corvis Indemnifying Persons ....................................      7.1(f)
Corvis Option Plan .............................................      1.8(a)
Corvis Options .................................................      1.8(a)
Corvis SEC Reports .............................................      3.5(a)
Corvis Sub .....................................................     Caption
Corvis Sub Common Stock ........................................         1.9
Court ..........................................................      9.4(h)
DGCL ...........................................................    Preamble
Effective Time .................................................         1.2
Employee Plans .................................................        2.10
Environmental Laws .............................................      9.4(i)
Equipment Debt .................................................     1.12(a)
ERISA ..........................................................        2.10
Event of Indemnification .......................................      7.1(g)
Exchange Act ...................................................      2.5(b)
Exchange Agent .................................................      9.4(j)
Financial Statements ...........................................        2.25
Foreign Competition Laws .......................................      9.4(k)
GAAP ...........................................................      9.4(l)
General Indemnity Escrow Agreement .............................    Preamble
Governmental Authority .........................................      9.4(m)
Hazardous Material .............................................      9.4(n)
Holders ........................................................     1.12(c)
HSR Act ........................................................      2.5(b)
Indemnified Persons ............................................      7.1(h)
Indemnifying Persons ...........................................      7.1(i)
Indemnity Escrow Shares ........................................        1.14
Intellectual Property ..........................................      9.4(o)
Interim Balance Sheet ..........................................        2.25
In-Kind Support ................................................      8.3(a)
IRS ............................................................     2.10(a)
Knowledge ......................................................      9.4(p)
Law ............................................................      9.4(q)
Liabilities ....................................................        2.26
License Agreements .............................................     2.18(c)
Lien ...........................................................      9.4(r)
Lien for Taxes .................................................     2.14(c)
Litigation .....................................................      9.4(s)
Losses .........................................................      7.1(j)
Material Adverse Effect ........................................      9.4(t)
Material Agreement Change ......................................        5.13
Material Agreements ............................................      2.6(a)
Material Proposal ..............................................        5.13
Merger .........................................................    Preamble
Merger Consideration ...........................................      1.6(b)

Merger Shares ..................................................      1.6(b)
Multiemployer Plans ............................................     2.10(b)
[NYSE] .........................................................      1.6(b)
OCG ............................................................      8.3(a)
Option Agreement ...............................................    Preamble
Order ..........................................................      9.4(u)
Ordinary Course of Business ....................................      9.4(v)
Outstanding Employee Options ...................................      2.2(b)
Overdue Payables ...............................................     1.12(a)
Patent .........................................................      9.4(o)
Person .........................................................      9.4(w)
Pre-Merger Terminated Options ..................................     1.13(a)
Principal Stockholder ..........................................     1.13(b)
Principal Stockholders Agreement ...............................      9.1(g)
Principal Stockholders Committee ...............................         7.6
Prior Agreements ...............................................         3.5
[Proxy Statement] ..............................................      5.1(a)
Registration Statement .........................................        2.12
Regulation .....................................................      9.4(x)
Required Cash Balance ..........................................     1.12(d)
Related Agreements .............................................      9.4(y)
SEC ............................................................        2.12
Securities Act .................................................      2.5(b)
Series A Preferred Stock .......................................      1.6(a)
Series B Preferred Stock .......................................      1.6(a)
Stockholders ...................................................    Preamble
Stockholders Committee .........................................      7.8(a)
Software .......................................................     2.18(k)
Subsidiaries ...................................................      9.4(z)
Subsidiary .....................................................      9.4(z)
Survival Date ..................................................         8.5
Surviving Corporation ..........................................         1.1
Tax ............................................................     9.4(aa)
Tax Returns ....................................................     9.4(aa)
Taxes ..........................................................     9.4(aa)
Third Party Claim ..............................................         7.5
Trademarks .....................................................      9.4(o)
Trade Secrets ..................................................      9.4(o)
Transferred Equipment ..........................................      8.3(a)
URLs ...........................................................      9.4(o)
WARN Act .......................................................     2.11(b)